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Protective CORESM U.S. Equity Fund
Protective Capital Growth Fund
Protective Small Cap Value Fund
Protective International Equity Fund
Protective Growth and Income Fund
Protective Global Income Fund

The Securities and Exchange Commission has not approved or disapproved shares of the Funds or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

An investment in the Funds is not a bank deposit and is not insured, guaranteed, or endorsed by the Federal Deposit Insurance Corporation, or any other government agency. An investment in a Fund involves investment risks, including possible loss of principal and you may lose money in the Funds.

May 1, 2003

TABLE OF CONTENTS

The Protective Investment Company (the "Company") is an open-end management investment company consisting of six separate investment portfolios or "Funds." This prospectus describes each Fund — please read it and retain it for future reference.

Each Fund has its own investment objective, investment policies, restrictions, and attendant risks. Those investment restrictions and policies of a Fund that are designated as fundamental cannot be changed without approval of a majority of the outstanding shares of that Fund as defined in the Statement of Additional Information ("SAI").

Shares of each Fund are offered exclusively to certain registered separate accounts of Protective Life Insurance Company and Protective Life and Annuity Insurance Company (collectively, "Protective Life") as funding vehicles for certain variable annuity and variable life insurance contracts they issue. Shares of the Funds are not offered directly to the public.

The Company reserves the right to refuse any purchase order when Protective Investment Advisors, Inc. ("PIA" or the "Investment Manager") believes it would be in the best interests of the Company or any Fund to do so.

Except as otherwise indicated references in this Prospectus to a Fund's benchmark or benchmarks are for informational purposes only, and unless otherwise noted are not an indication of how a particular Fund is managed.

TABLE OF CONTENTS

THE PROTECTIVE INVESTMENT COMPANY FUNDS
Protective CORESM U.S. Equity Fund	1
Protective Capital Growth Fund	3
Protective Small Cap Value Fund	5
Protective Growth and Income Fund	8
Protective International Equity Fund	10
Protective Global Income Fund	12
FEES AND EXPENSES	15
PRINCIPAL INVESTMENT SECURITIES AND TECHNIQUES	16
PRINCIPAL RISKS OF THE FUNDS	19
ADDITIONAL INFORMATION ON PORTFOLIO RISKS SECURITIES AND TECHNIQUES	22
MANAGEMENT OF THE FUNDS	38
DIVIDENDS AND CAPITAL GAINS DISTRIBUTIONS	45
PURCHASE AND REDEMPTION OF SHARES	45
DETERMINATION OF NET ASSET VALUE	45
TAXATION	46
FINANCIAL HIGHLIGHTS	47
ADDITIONAL INFORMATION ABOUT THE FUNDS

i

FUND INVESTMENT OBJECTIVES AND STRATEGIES AND RISK/RETURN SUMMARIES

PROTECTIVE CORESM U.S. EQUITY FUND

 Investment Objective:  Long-term growth of capital and dividend income

 Investment Adviser:  Goldman Sachs Asset Management, L.P. ("GSAM")

 Benchmark:  S&P 500® Index

 Investment Focus:  Large-cap U.S. equity investments

 Investment Style:  Quantitative, applied to large-cap growth and value (blend) stocks

 Principal Investment Strategies:    Equity Investments.    The Fund seeks its investment objective by investing in a broadly diversified portfolio of large-cap and blue chip equity investments representing all major sectors of the U.S. economy. Under normal circumstances, the Fund invests at least 90% of its total assets (not including securities lending collateral and any investment of that collateral) measured at time of purchase in a diversified portfolio of equity investments in U.S. issuers, including foreign companies that are traded in the United States.

The Fund's investments are selected using both a variety of quantitative techniques and fundamental research in seeking to maximize the Fund's expected return, while maintaining risk, style, capitalization and industry characteristics similar to the S&P 500® Index. The Fund seeks a broad representation in most major sectors of the U.S. economy and a portfolio comprised of companies with average long-term earnings growth expectations and dividend yields.

 Other.  The Fund's investments in fixed-income securities are limited to securities that are considered cash equivalents.

 Principal Risks:    The Fund is subject to market risk, the risk that the value of securities in which the Fund invests may go up or down in response to the prospects of individual companies and/or general economic conditions. Loss of money is a significant risk of investing in this Fund.

CORE stands for "Computer-Optimized Research Enhanced." CORE is a service mark of Goldman Sachs & Co.

The Quantitative CORE Investment Style emphasizes the two building blocks of active management: stock selection and portfolio construction.

CORE Stock Selection

The CORE U.S. Equity Fund uses the Goldman Sachs' proprietary multifactor model ("Multifactor Model"), a rigorous computerized rating system developed by the Investment Adviser, to forecast the returns of securities held in the Fund.

The Multifactor Model incorporates common variables covering measures of:

•
Research (What do fundamental analysts think about the company and its prospects?)
•
Value (How is the company priced relative to fundamental accounting measures?)
•
Momentum (What are medium-term price trends? How has the price responded to new information?)
•
Profitability (What is the company's margin on sales? How efficient are its operations?)
•
Earnings Quality (Were earnings derived from sustainable (cash-based) sources?)

All of these factors are carefully evaluated within the Multifactor Model since each has demonstrated a significant impact on the performance of the securities and markets they were designed to forecast. Stock selection in this process combines both quantitative and qualitative analysis. The Multifactor Model is described in greater detail in the SAI.

CORE Portfolio Construction

A proprietary risk model, which is intended to identify and measure risk as accurately as possible, includes all the above factors used in the return model to select stocks, as well as several other factors associated with risk but not return. In this process, the Investment Adviser manages risk by attempting to limit deviations from the benchmark, and by attempting to run a size and sector neutral portfolio. A computer optimizer evaluates many different security combinations (considering many possible weightings) in an effort to construct the most efficient risk/return portfolio given the CORE U.S. Equity Fund's benchmark.

To the extent that the Fund invests in higher-risk securities, it takes on additional risks that could adversely affect its performance. For example, to the extent that the Fund invests in securities of foreign issuers, it will be subject to the risks related to such securities. The risks associated with these and certain other higher-risk securities and practices that the Fund may utilize are described in more detail later in this Prospectus and the SAI.

Performance Information

How well has the CORE U.S. Equity Fund performed since its inception?

The following bar chart provides an illustration of the performance of the CORE U.S. Equity Fund since its inception. The bar chart is intended to show you the amount of variability the CORE U.S. Equity Fund has experienced in its performance from year to year and is an indication of the degree of risk that is involved with investing in the CORE U.S. Equity Fund.

Please remember that past performance is no indication or guarantee of the results the CORE U.S. Equity Fund may achieve in the future. Future returns may be higher or lower than the returns that the CORE U.S. Equity Fund has achieved in the past. Performance reflects expense limitations that are currently in effect. The performance information presented in the chart does not reflect the fees and charges associated with the variable annuity and variable life insurance contracts issued by Protective Life (the "Contracts"). If these expense limitations were not in effect or if the fees and charges of the Contracts were included, the Fund's performance would have been reduced.

		Return
Best Quarter	4th Qtr 1998	22.44%
Worst Quarter	3rd Qtr 2002	-15.96%

The following table compares the average annual total returns of the CORE U.S. Equity Fund with the performance of the S&P 500® Index for the period ended December 31, 2002.**

Average Annual Total Return	One Year	Five Years	Since Inception
CORE U.S. Equity Fund	-22.60%	-1.39%	8.48%	*
S&P 500® Index**	-22.10%	-0.59%	9.96%	*

*	From the commencement of investment operations on 3/14/94.
**	The S&P 500® Index is the Standard & Poor's Composite Index of 500 stocks, an unmanaged index of common stock prices. The S&P 500® Index figures do not reflect any deduction for fees, expenses, or taxes.

PROTECTIVE CAPITAL GROWTH FUND

 Investment Objective:  Long-term growth of capital

 Investment Adviser:  GSAM

 Benchmark:  S&P 500® Index

 Investment Focus:  Large-cap U.S. equity investments that offer long-term capital appreciation potential

 Investment Style:  Growth

 Principal Investment Strategies:    Equity Investments.    The Fund invests, under normal circumstances, at least 90% of its total assets (not including securities lending collateral and any investment of that collateral) measured at time of purchase ("Total Assets") in equity investments. The Fund seeks to achieve its investment objective by investing in a diversified portfolio of equity investments that the Investment Adviser considers to have long-term capital appreciation potential. Although the Fund invests primarily in publicly traded U.S. equity securities, it may invest up to 10% of its Total Assets in securities of foreign issuers, including securities of issuers in emerging countries and securities quoted in foreign currencies.

 Principal Risks:    The Fund is subject to market risk, the risk that the value of securities in which the Fund invests may go up or down in response to the prospects of individual companies and/or general economic conditions. Loss of money is a significant risk of investing in this Fund.

To the extent that the Fund invests in higher-risk securities, it takes on additional risks that could adversely affect its performance. For example, to the extent that the Fund invests in securities of foreign issuers, it will be subject to the risks related to such securities. The risks associated with these and certain other higher-risk securities and practices that the Fund may utilize are described in more detail later in this Prospectus and the SAI.

Growth companies have earnings expectations that exceed those of the stock market as a whole.

The Growth Investment Style

In selecting stocks for the Capital Growth Fund, the Investment Adviser applies the following principles:

1.
Invest as if buying the company/business, not simply trading its stock:
  •
  Understand the business, management, products and competition.

  •
  Perform intensive, hands-on fundamental research.

  •
  Seek businesses with strategic competitive advantages.

  •
  Over the long-term, expect each company's stock price ultimately to track the growth in the value of the business.
2.
Buy high-quality growth businesses that possess strong business franchises, favorable long-term prospects and excellent management.

3.
Purchase superior long-term growth companies at a favorable price — seek to purchase at a reasonable valuation, giving the investor the potential to fully capture returns from above-average growth rates.

Performance Information

How well has the Capital Growth Fund performed since its inception?

The following bar chart provides an illustration of the performance of the Capital Growth Fund since its inception. The bar chart is intended to show you the amount of variability the Capital Growth Fund has experienced in its performance from year to year and is an indication of the degree of risk that is involved with investing in the Capital Growth Fund.

Please remember that past performance is no indication or guarantee of the results the Capital Growth Fund may achieve in the future. Future returns may be higher or lower than the returns that the Capital Growth Fund has achieved in the past. Performance reflects expense limitations that are currently in effect. The performance information in the chart does not reflect the fees and charges associated with the Contracts. If these expense limitations were not in effect or if the fees and charges of the Contracts were included, the Fund's performance would have been reduced.

		Return
Best Quarter	4th Qtr 1998	24.55%
Worst Quarter	3rd Qtr 2001	-16.60%

The following table compares the average annual total returns of the Capital Growth Fund with the performance of the S&P 500® Index for the period ended December 31, 2002.**

Average Annual Total Return	One Year	Five Years	Since Inception
Capital Growth Fund	-24.47%	0.63%	8.19%	*
S&P 500® Index**	-22.10%	-0.59%	8.51%	*

*	From the commencement of investment operations on 6/13/95.
**	The S&P 500® Index is the Standard & Poor's Composite Index of 500 stocks, an unmanaged index of common stock prices. The S&P 500® Index figures do not reflect any deduction for fees, expenses, or taxes.

PROTECTIVE SMALL CAP VALUE FUND

 Investment Objective:  Long-term growth of capital

 Investment Adviser:  GSAM

 Benchmark:  Russell 2000® Value Index

 Investment Focus:  Small-cap U.S. equity investments that are believed to be undervalued or undiscovered by the marketplace

 Investment Style:  Value

 Principal Investment Strategies:    Equity Investments.  The Fund invests, under normal circumstances, at least 80% of its net assets plus any borrowings for investment purposes (measured at time of purchase) ("Net Assets") in a diversified portfolio of equity securities in small-cap issuers with public stock market capitalizations (based upon shares available for trading on an unrestricted basis) within the range of the market capitalization of companies constituting the Russell 2000® Value Index at the time of investment. If the market capitalization of a company held by the Fund moves outside this range, the Fund may, but is not required to, sell the securities. The capitalization range of the Russell 2000® Value Index is currently between $9.7 million and $1.8 billion. Under normal circumstances, the Fund's investment horizon for ownership of stocks will be two to three years. Although the Fund will invest primarily in publicly traded U.S. securities, it may invest up to 25% of its Net Assets in foreign securities and non-dollar securities, including securities of issuers in emerging countries and securities quoted in foreign currencies.

 Other.  The Fund may invest in the aggregate up to 20% of its Net Assets in companies with public stock market capitalizations outside the range of companies constituting the Russell 2000® Value Index at the time of investment and in fixed-income securities, such as government, corporate and bank debt obligations.

 Principal Risks:    The Fund is subject to market risk, the risk that the value of securities in which the Fund invests may go up or down in response to the prospects of individual companies and/or general economic conditions.

Business quality, conservative valuation, and thoughtful portfolio construction are the key elements of our value approach.

The Value Investment Style

The Investment Adviser manages the Small Cap Value Fund using a "value" investment style. Through intensive, hands-on research our portfolio team seeks to identify:

1.
Well-positioned businesses that have:
  •
  Attractive returns on capital

  •
  Sustainable earnings and cash flow

  •
  Strong company management focused on long-term returns to shareholders
2.
Attractive valuation opportunities where:
  •
  The intrinsic value of the business is not reflected in the stock price

Loss of money is a significant risk of investing in this Fund. In addition to the risks that are described above with regard to equity securities in general, the Fund also is subject to the following risks:

•
Small cap risks — Small capitalization stocks involve greater risk than those associated with larger, more established companies. Small company stocks may be subject to more abrupt or erratic price movements. Securities of such issuers may lack sufficient market liquidity to enable a Fund to effect sales at an advantageous time or without a substantial drop in price.

•
Foreign Investments — The Fund is also subject to the risks associated with securities of foreign issuers and non-dollar securities that are not normally associated with dollar-denominated securities of domestic issuers. The risks associated with such securities normally will be greatest when the Fund invests in issuers located in emerging countries. These risks are discussed in detail under the caption "Higher Risk Securities" later in this Prospectus and in the SAI.

The risks associated with these and certain other higher-risk securities and practices that the Fund may utilize, are described in more detail later in this Prospectus and in the SAI.

Performance Information

How well has the Small Cap Value Fund performed since its inception?

The following bar chart provides an illustration of the performance of the Small Cap Value Fund since its inception. The bar chart is intended to show you the amount of variability the Small Cap Value Fund has experienced in its performance from year to year and is an indication of the degree of risk that is involved with investing in the Small Cap Value Fund.

Please remember that past performance is no indication or guarantee of the results the Small Cap Value Fund may achieve in the future. Future returns may be higher or lower than the returns that the Small Cap Value Fund has achieved in the past. Performance reflects expense limitations that are currently in effect. The performance information in the chart does not reflect the fees and charges associated with the Contracts. If these expense limitations were not in effect or if the fees and charges of the Contracts were included, the Fund's performance would have been reduced.

		Return
Best Quarter	2nd Qtr 1999	29.39%
Worst Quarter	3rd Qtr 1998	-32.27%

The following table compares the average annual total returns of the Small Cap Value Fund with the performance of the Russell 2000 Value Index for the period ended December 31, 2002.**

Average Annual Total Return	1 Year	5 Years	Since Inception
Small Cap Value Fund	-6.59%	4.98%	7.85%	*
Russell 2000® Value Index**	-11.43%	2.71%	9.35%	*

*	From the commencement of investment operations on 3/14/94.
**	The Russell 2000® Value Index is an unmanaged index of common stock prices that measures the performance of these Russell 2000® companies with lower price-to-book ratios and lower forecasted growth values. The Index figures do not reflect any deduction for fees, expenses or taxes.

PROTECTIVE GROWTH AND INCOME FUND

 Investment Objective:  Long-term growth of capital and growth of income

 Investment Adviser:  GSAM

 Benchmark:  S&P 500® Index

 Investment Focus:  Large-cap U.S. equity investments with an emphasis on undervalued stocks

 Investment Style:  Value

 Principal Investment Strategies:    Equity Investments.    The Fund invests, under normal circumstances, at least 65% of its total assets (not including securities lending collateral and any investment of that collateral) measured at time of purchase ("Total Assets") in equity investments that the Investment Adviser considers to have favorable prospects for capital appreciation and/or dividend-paying ability. Although the Fund will primarily invest in publicly traded U.S. securities, it may invest up to 25% of its Total Assets in foreign securities and non-dollar securities, including securities of issuers in emerging countries and securities quoted in foreign currencies.

 Other.  The Fund may also invest up to 35% of its Total Assets in fixed-income securities, such as government, corporate and bank debt obligations, that offer the potential to further the Fund's investment objective.

 Principal Risks:    As with any fund that invests in stocks and also seeks income, the Fund is subject to market and interest rate risks, and the value of an investment in the Fund will fluctuate in response to stock market and interest rate movements. Loss of money is a risk of investing in this Fund. To the extent that it invests in certain securities, the Fund may be affected by additional risks relating to securities of foreign issuers and non-dollar securities and lower-rated debt securities.

The risks associated with these and certain other higher-risk securities and practices that the Fund may utilize, are described in more detail later in this Prospectus and in the SAI.

Business quality, conservative valuation, and thoughtful portfolio construction are the key elements of our value approach.

The Value Style

The Investment Adviser manages the Growth and Income Fund using a "value" investment style. Through intensive, hands-on research our portfolio team seeks to identify:

1.
Well-positioned businesses that have:
  •
  Attractive returns on capital
  •
  Sustainable earnings and cash flow
  •
  Strong company management focused on long-term returns to shareholders
2.
Attractive valuation opportunities where:
  •
  The intrinsic value of the business is not reflected in the stock price

Performance Information

How well has the Growth and Income Fund performed since its inception?

The following bar chart provides an illustration of the performance of the Growth and Income Fund since its inception. The bar chart is intended to show you the amount of variability the Growth and Income Fund has experienced in its performance from year to year and is an indication of the degree of risk that is involved with investing in the Growth and Income Fund.

Please remember that past performance is no indication or guarantee of the results the Growth and Income Fund may achieve in the future. Future returns may be higher or lower than the returns that the Growth and Income Fund has achieved in the past. Performance reflects expense limitations that are currently in effect. The performance information in the chart does not reflect the fees and charges associated with the Contracts. If these expense limitations were not in effect or if the fees and charges of the Contracts were included, the Fund's performance would have been reduced.

		Return
Best Quarter	2nd Qtr 1997	16.12%
Worst Quarter	3rd Qtr 1998	-15.42%

The following table compares the average annual total returns of the Growth and Income Fund with the performance of the S&P 500® Index for the period ended December 31, 2002.**

Average Annual Total Return	One Year	Five Years	Since Inception
Growth and Income Fund	-11.36%	-4.87%	5.97%	*
S&P 500® Index**	-22.10%	-0.59%	9.96%	*

*	From the commencement of investment operations on 3/14/94.
**	The S&P 500® Index is the Standard & Poor's Composite Index of 500 stocks, an unmanaged index of common stock prices. The S&P 500® Index figures do not reflect any deduction for fees, expenses or taxes.

PROTECTIVE INTERNATIONAL EQUITY FUND

 Investment Objective:  Long-term capital appreciation

 Investment Adviser:  Goldman Sachs Asset Management International ("GSAMI")

 Benchmark:  Morgan Stanley Capital International Europe, Australasia and the Far East Index (MSCI® EAFE® Index (unhedged))

 Primary Investment Focus:  Equity investments in companies organized outside the United States or whose securities are principally traded outside the United States.

 Investment Style:  Active International

 Principal Investment Strategies:    The Fund invests, under normal circumstances, substantially all, and at least 80% of its net assets plus any borrowings for investment purposes (measured at time of purchase) ("Net Assets") in a diversified portfolio of equity investments in companies that are organized outside the United States or whose securities are principally traded outside the United States. The Fund intends to invest in companies with public stock market capitalizations that are larger than $1 billion at the time of investment. The Fund may allocate its assets among countries as determined by the Investment Adviser from time to time provided that the Fund's assets are invested in at least three foreign countries.

The Fund expects to invest a substantial portion of its assets in the securities of issuers located in the developed countries of Western Europe and in Japan. However, the Fund may also invest in the securities of issuers located in Australia, Canada, New Zealand and in emerging countries. Currently, emerging countries include, among others, most Latin and South American, African, Asian and Eastern European nations.

 Other.  The Fund may also invest up to 20% of its Net Assets in fixed-income securities such as government, corporate and bank debt obligations.

 Principal Risks:    The Fund is subject to market risk, the risk that the value of securities in which the Fund invests may go up or down in response to the prospects of individual companies and/or general economic conditions. Loss of money is a significant risk of investing in this Fund. In addition to the risks that are described above with regard to equity securities in general, the Fund also is subject to the following risks:

•
Foreign Investments — The Fund may invest the majority of its assets in securities of issuers that are organized outside of the United States. Investing in securities of foreign issuers and non-dollar securities may involve risks that are not normally associated with dollar-denominated securities of domestic issuers. The risks associated with such securities normally will be greatest when the Fund invests in issuers located in emerging countries. These risks are discussed in detail under the caption "Higher Risk Securities" later in this Prospectus and in the SAI.

Performance Information

How well has the International Equity Fund performed since its inception?

The following bar chart provides an illustration of the performance of the International Equity Fund since its inception. The bar chart is intended to show you the amount of variability the International Equity Fund has experienced in its performance from year to year and is an indication of the degree of risk that is involved with investing in the International Equity Fund.

Please remember that past performance is no indication or guarantee of the results the International Equity Fund may achieve in the future. Future returns may be higher or lower than the returns that the International Equity Fund has achieved in the past. Performance reflects expense limitations that are currently in effect. The performance information in the chart does not reflect the fees and charges associated with the Contracts. If these expense limitations were not in effect or if the fees and charges of the Contracts were included, the Fund's performance would have been reduced.

		Return
Best Quarter	4th Qtr 1999	22.03%
Worst Quarter	3rd Qtr 2002	-20.59%

The following table compares the average annual total returns of the International Equity Fund with the performance of the MSCI® EAFE® Index (unhedged) for the period ended December 31, 2002.**

Average Annual Total Return	1 Year	5 Years	Since Inception
International Equity Fund	-18.39%	-2.69%	2.50%	*
MSCI® EAFE® Index (unhedged)**	-15.66%	-2.61%	0.84%

*	From the commencement of investment operations on 3/14/94.
**	The unmanaged MSCI® EAFE® Index (unhedged) is a market capitalization weighted composite of securities in twenty-one developed markets. The Index figures do not reflect any deduction for fees, expenses or taxes.

PROTECTIVE GLOBAL INCOME FUND

 Investment Objective:  High total return, emphasizing current income, and, to a lesser extent, providing opportunities for capital appreciation

 Investment Adviser:  GSAMI

 Benchmark:  J.P. Morgan Global Government Bond Index (hedged)

 Primary Investment Focus:  Fixed-income securities of U.S. and foreign issuers

 Principal Investment Strategies:    The Fund invests, under normal circumstances, at least 80% of its net assets plus any borrowings for investment purposes (measured at time of purchase) ("Net Assets") in a portfolio of fixed-income securities of U.S. and foreign issuers (including non-dollar securities). The Fund also enters into transactions in foreign currencies. Under normal market conditions, the Fund will:

•
have at least 30% of its Net Assets, after considering the effect of currency positions, denominated in U.S. dollars;
•
invest in securities of issuers in at least three different countries; and
•
seek to meet its investment objective by pursuing investment opportunities in foreign and domestic fixed-income securities markets and by engaging in currency transactions to seek to enhance returns and to seek to hedge its portfolio against currency exchange rate fluctuations.

The Fund may invest more than 25% of its total assets in the securities of corporate and governmental issuers located in each of Canada, Germany, Japan, and the United Kingdom as well as in the securities of U.S. issuers. Not more than 25% of the Fund's total assets will be invested in securities of issuers in any other single foreign country. The Fund may also invest up to 10% of its total assets in issuers in emerging countries.

The Investment Adviser applies a team approach that emphasizes risk management and capitalizes on Goldman Sachs' extensive research capabilities.

Fixed Income Investment Philosophy:

Active Management Within a Risk-Managed Framework

The Investment Adviser employs a disciplined, multi-step process to evaluate potential investments:

1. Sector Allocation — The Investment Adviser assesses the relative value of different investment sectors (such as U.S. corporate, asset-backed and mortgage-backed securities) to create investment strategies that meet the Fund's objectives.

2. Security Selection — In selecting securities for the Fund, the Investment Adviser draws on the extensive resources of Goldman Sachs, including fixed-income research professionals.

3. Yield Curve Strategies — The Investment Adviser adjusts the term structure of the Fund based on its expectations of changes in the shape of the yield curve while closely controlling the overall duration of the Fund.

The Investment Adviser de-emphasizes interest rate predictions as a means of generating incremental return. Instead, the Investment Adviser seeks to add value through the selection of particular securities and investment sector allocation as described above.

The fixed-income securities in which the Fund may invest include:

•
U.S. Government Securities and custodial receipts therefor
•
Securities issued or guaranteed by a foreign government or any of its political subdivisions, authorities, agencies, instrumentalities, or by supranational entities
•
Corporate debt securities
•
Certificates of deposit and bankers' acceptances issued or guaranteed by, or time deposits maintained at, U.S. or foreign banks (and their branches wherever located) having total assets of more than $1 billion
•
Commercial paper
•
Mortgage-backed securities and asset-backed securities

 Duration:  Duration approximates a Fund's sensitivity to changes in interest rates. Typically, the higher the duration, the more sensitive the Fund will be to changes in interest rates.

Target Duration (under normal interest rate conditions) = J.P. Morgan Global Government Bond Index (hedged) plus or minus 2.5 years
Maximum Duration = 7.5 years

 Expected Approximate Interest Rate Sensitivity:  6 year government bond

 Credit Quality:  Minimum = BBB or Baa at time of purchase. At least 50% of total assets = AAA or Aaa.

Securities will either be rated by a Nationally Recognized Statistical Rating Organization or, if unrated, determined by the Investment Adviser to be of comparable quality.

 Principal Risks:    As with any fund that invests in fixed-income securities, the Global Income Fund is subject to considerable credit risk and interest rate risk. The value of an investment in the Fund will fluctuate in response to movements in prevailing interest rates. Loss of money is a significant risk of investing in this Fund. This Fund also is subject to certain additional risks, including:

•
Non-Diversification Risk — The Global Income Fund is "non-diversified" as that term is defined under the Investment Company Act of 1940, as amended (the "Act"). It may invest more than 25% of its total assets in securities of a limited number of issuers in the same industry or geographic region. As a result, the Fund may be more susceptible to adverse developments affecting any single issuer held in its portfolio, and may be more susceptible to greater losses because of these developments.

Notwithstanding the status of the Global Income Fund under the Act, the Global Income Fund is still subject to the diversification requirements that arise under federal tax law. For more information see "Taxes" in the SAI.

•
Foreign Investments — The Global Income Fund is subject to the risks associated with securities of foreign issuers and non-dollar securities that are not normally associated with dollar-denominated securities of domestic issuers. The risks associated with such securities normally will be greatest when the Fund invests in issuers located in emerging countries.

The risks associated with these and certain other higher-risk securities and practices that the Fund may utilize, are described later in this Prospectus and in the SAI.

Performance Information

How well has the Global Income Fund performed since its inception?

The following bar chart provides an illustration of the performance of the Global Income Fund since its inception. The bar chart is intended to show you the amount of variability the Global Income Fund has experienced in its performance from year to year and is an indication of the degree of risk that is involved with investing in the Global Income Fund.

Please remember that past performance is no indication or guarantee of the results the Global Income Fund may achieve in the future. Future returns may be higher or lower than the returns that the Global Income Fund has achieved in the past. Performance reflects expense limitations that are currently in effect. The performance information in the chart does not reflect the fees and charges associated with the Contracts. If these expense limitations were not in effect or if the fees and charges of the Contracts were included, the Fund's performance would have been reduced.

		Return
Best Quarter	3rd Qtr 1998	5.67%
Worst Quarter	2nd Qtr 1999	-1.68%

The following table compares the average annual total returns of the Global Income Fund with the performance of the J.P. Morgan Global Government Bond Index (hedged) for the period ended December 31, 2002.**

Average Annual Total Return	One Year	Five Years	Since Inception
Global Income Fund	6.31%	5.80%	7.25%	*
J.P. Morgan Global Government Bond Index (hedged)**	8.41%	7.42%	8.26%

*	From the commencement of investment operations on 3/14/94.
**	The J.P. Morgan Global Government Bond Index (hedged), an unmanaged index, does not reflect any deduction for fees, expenses or taxes.

FEES AND EXPENSES

The following tables describe the fees and expenses that you pay if you buy and hold shares of the Funds.

Shareholder Fees (deducted directly from gross amount of transaction)

Maximum Sales Charge Imposed on Purchases (percentage of offering price)	N/A
Maximum Deferred Sales Charge	N/A
Maximum Sales Charge Imposed on Reinvested Dividends and Other Distributions	N/A
Redemption Fee	N/A
Exchange Fee	N/A

Annual Fund Operating Expenses (deducted from Fund assets)

Fund	Management Fees	Other Expenses[1]	Total Annual Operating Expenses
International Equity Fund	1.10%	0.41%	1.51%
Small Cap Value Fund	0.80%	0.14%	0.94%
Capital Growth Fund	0.80%	0.09%	0.89%
CORE U.S. Equity Fund	0.80%	0.09%	0.89%
Growth and Income Fund	0.80%	0.09%	0.89%
Global Income Fund	1.10%	0.33%	1.43%

(1)	The Investment Manager has voluntarily undertaken to pay any Fund expenses (other than brokerage and other portfolio transaction expenses or expenses of litigation, indemnification, taxes or other extraordinary expenses) to the extent that such expenses, as accrued for each Fund, exceed the following percentages of that Fund's estimated average daily net assets on an annualized basis: International Equity Fund, 1.10%; Small Cap Value Fund, 0.80%, Capital Growth Fund, 0.80%; CORE U.S. Equity Fund, 0.80%; Growth and Income Fund, 0.80%; and Global Income Fund, 1.10%. Therefore, each Fund's actual total operating expenses during 2002 did not exceed the amount of its management fee. The Investment Manager may terminate this undertaking upon 120 days notice to the Company.

Example

The following example is intended to help you compare the cost of investing in shares of the Funds with the cost of investing in other mutual funds. The examples assume that you invest $10,000 in a Fund for the time periods indicated and then redeem all of your shares at the end of those periods. The example also assumes that your investment has a 5 percent return each year and that the Fund's operating expenses remain the same. The example does not take into account the Investment Manager's voluntary payment of Fund expenses in excess of the management fee. Although your actual costs may be higher or lower, based on these assumptions your costs would be:

Fund	One Year	Three Years	Five Years	Ten Years
International Equity Fund	$154	$477	$824	$1,082
Small Cap Value Fund	$96	$300	$520	$1,155
Capital Growth Fund	$91	$284	$493	$1,096
CORE U.S. Equity Fund	$91	$284	$493	$1,096
Growth and Income Fund	$91	$284	$493	$1,096
Global Income Fund	$146	$452	$782	$1,713

PRINCIPAL INVESTMENT SECURITIES AND TECHNIQUES

In selecting securities for a Fund, GSAM and GSAMI (each an "Investment Adviser" and together the "Investment Advisers") do not consider the portfolio turnover rate as a limiting factor in making investment decisions for a Fund. A high rate of portfolio turnover (100% or more) involves correspondingly greater expenses which must be borne by a Fund and its shareholders. The portfolio turnover rate is calculated by dividing the lesser of the dollar amount of sales or purchases of portfolio securities by the average monthly value of a Fund's portfolio securities, excluding securities having a maturity at the date of purchase of one year or less. See "Financial Highlights" for each of the Fund's historical portfolio turnover rates.

Terms Used in This Prospectus

 Equity Investments:  Equity investments include common stock, preferred stock, securities convertible or exchangeable into common stock, including convertible debt securities, convertible preferred stock and warrants or rights to acquire common stock, interests in real estate investment trusts, interests in trusts, partnerships, joint ventures, limited liability companies and similar enterprises, and synthetic and derivative instruments that have economic characteristics similar to equity securities.

 Foreign Issuers:  (1) Companies organized outside the United States; (2) companies whose securities are principally traded outside of the United States; and (3) foreign governments and agencies or instrumentalities of foreign governments.

 Fixed Income Securities:  Bonds and notes (such as corporate and government debt obligations), mortgage-backed securities, asset-backed securities and structured securities that pay fixed or variable rates of interest, debt obligations that are issued at a discount from face value (i.e., have an imputed rate of interest), and preferred stock or other securities that pay dividends.

 Non-Dollar Securities:  Securities denominated or quoted in a foreign currency or paying income in foreign currencies.

The table on the next two pages shows each Fund's investment limitations with respect to certain higher risk securities and practices as a percentage of portfolio assets.

	CORE U.S. Equity		Capital Growth		Small Cap Value		International Equity		Growth and Income		Global Income Fund

Investment Practices

Borrowings	33	1/3	33	1/3	33	1/3	33	1/3	33	1/3	33	1/3

Credit, Currency, Interest Rate, Total Return and Mortgage Swaps*	—		—		—		—		—		•

Cross-Hedging of Currencies	•		•		•		•		•		•

Currency Options and Futures	—		—		—		—		—		•

Currency Swaps*	—		—		—		15		—		•

Custodial Receipts and Trust Certificates	•		•		•		•		•		•

Equity Swaps*	15		15		15		15		15		—

Futures Contracts and Options on Futures Contracts	•[1]		•		•		•		•		•

Foreign Currency Transactions**	•		•		•		•		•		•

Interest Rate Floors, Caps, and Collars	—		—		—		—		—		•

Mortgage Dollar Rolls	—		—		—		—		—		•

Options on Foreign Currencies[2]	•		•		•		•		•		•

Options on Securities and Securities Indices[3]	•		•		•		•		•		•

Repurchase Agreements	•		•		•		•		•		•[4]

Securities Lending	33	1/3	33	1/3	33	1/3	33	1/3	33	1/3	33	1/3

Short Sales Against the Box	—		25		25		25		25		—

Unseasoned Companies	•		•		•		•		•		•

Warrants and Stock Purchase Rights	•		•		•		•		•		—

When-Issued Securities and Forward Contracts	•		•		•		•		•		•

Yield Curve Options	—		—		—		—		—		•

•	No specific percentage limitation on usage; limited only by the objectives and strategies of the Fund.
—	Not permitted.
10	Percent of total assets (including securities lending collateral) (italic type)
10	Percent of net assets (excluding borrowings for investment purposes) (roman type)
*	Limited to 15% of net assets (together with other illiquid securities) for all structured securities which are not deemed to be liquid and all swap transactions.
**	Limited by the amount the Fund is permitted to invest in foreign securities.
[1]	The CORE U.S. Equity Fund may enter into futures transactions only with respect to the S&P 500® Index.
[2]	May purchase and sell call and put options.
[3]	May sell covered call and put options and purchase call and put options.
[4]	The Global Income Fund may enter into repurchase agreements collateralized by securities issued by foreign governments and may engage in reverse repurchase agreements.

	CORE U.S. Equity		Capital Growth		Small Cap Value		International Equity	Growth and Income		Global Income Fund

Investment Securities

American, European and Global Depositary Receipts	•[5]		•		•		•	•		—

Asset-Backed and Mortgage-Backed Securities[14]	—		•		•		•	•		•

Bank Obligations[14]	•		•		•		•[16]	•		•

Convertible Securities	•[6]		•		•		•	•		—

Corporate Debt Obligations and Trust Preferred Securities[14]	•[7]		•		•		•	•		•

Equity Investments	90	+	90	+	80	+	80+	65	+	—

Emerging Country Securities	—		10	[10]	25	[10]	•	25	[10]	10	[10]

Fixed Income Securities[11]	10	[7]	•		20	[13]	20	35		•

Foreign Securities[9]	•[8]		10	[10]	25	[10]	•	25	[10]	•	[10]

Foreign Government Securities[14]	—		—		—		•	—		•

Investment Company Securities	10	[12]	10	[12]	10	[12]	10[12]	10	[12]	10

Non-Investment Grade Fixed Income Securities	—		10	[15]	20	[15]	•[15,14]	10	[15]	—

Real Estate Investment Trusts	•		•		•		•	•		—

Structured Securities*	•		•		•		•	•		•

Temporary Investments	35		100		100		100	100		100

U.S. Government Securities[14]	•		•		•		•	•		•

•	No specific percentage limitation on usage; limited only by the objectives and strategies of the Fund.
—	Not permitted
10	Percent of Total Assets (excluding securities lending collateral) (italic type)
10	Percent of Net Assets (including borrowings for investment purposes) (roman type)
[5]
The CORE U.S. Equity Fund may not invest in European Depositary Receipts. American and Global Depositary Receipts are limited by the amount the Fund invests in fixed-income securities and limited to cash equivalents only.
[6]	The CORE U.S. Equity Fund has no minimum rating criteria for convertible securities, and all other Funds use the same rating criteria for convertible and non-convertible debt securities.
[7]	Cash equivalents only.
[8]	Equity securities of foreign issuers must be traded in the United States.
[9]	Securities of foreign issuers and non-dollar securities.
[10]	The Capital Growth Fund and Growth and Income Fund may invest in the aggregate up to 10% and 25%, respectively, of their Total Assets in foreign securities, including emerging country securities. The Small Cap Value Fund may invest in the aggregate up to 25% of its Net Assets in foreign securities, including emerging country securities. The Global Income Fund may invest in the aggregate up to 10% of its Total Assets in emerging country securities.
[11]	Except as noted under "Non-Investment Grade Fixed Income Securities" fixed-income securities must be investment grade (i.e., BBB or higher by Standard & Poor's or Baa or higher by Moody's or have a comparable rating by another nationally recognized statistical rating organization ("NRSRO")) at the time of investment.
[12]	Includes iSharesSM (formerly World Equity Benchmark Shares) and Standard & Poor's Depositary Receipts and other exchange-traded funds.
[13]	The Small Cap Value Fund may invest in the aggregate up to 20% of its Net Assets in (1) the equity securities of companies with public stock market capitalizations outside the range of companies constituting the Russell 2000® Value Index at the time of investment; and (2) fixed-income securities.
[14]	Limited by the amount the Fund is permitted to invest in fixed-income securities.
[15]	May be BB or lower by Standard & Poor's or Ba or lower by Moody's or have a comparable rating by another NRSRO at the time of investment.
[16]	Bank obligations may be issued by U.S. or foreign banks, to the extent that the Fund invests in foreign securities.

PRINCIPAL RISKS OF THE FUNDS

Understanding Risk

The risk/return chart below illustrates the relative degree of short-term risk for diversified portfolios of securities of the various types indicated. In general, the potential for long-term gain is directly related to the level of short-term risk that an investor is willing to accept. In other words, as short-term risk increases so to does the potential for long-term gains. Short-term risk refers to the likely volatility of a mutual fund's total return and its potential for gain or loss over a relatively short time period. Potential long-term gains refer to anticipated increases in a mutual fund's average annual total return over a relatively long time period, such as 20 years. While historic performance is no guarantee of future results, historically, accepting greater short-term risk often has lead to greater average annual total returns over long time periods. Accordingly, an investor should consider his or her investment time horizon (the length of time that an investor expects to hold an investment) in deciding how much short-term risk to accept. The longer the time horizon, the more short-term risk he or she may consider accepting to achieve his or her investment goals.

Loss of money is a risk of investing in each Fund. An investment in a Fund is not a deposit of any bank and is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency. The following information summarizes some of the important risks that apply to the Funds and may result in a loss of your investment. None of the Funds should be relied upon as a complete investment program. There can be no assurance that a Fund will achieve its investment objective.

Risk	CORE U.S. Equity	Capital Growth	Small Cap Value	International Equity	Growth and Income	Global Income Fund

NAV	X	X	X	X	X	X

Call				X	X	X

Non-Diversification						X

Credit/Default	X	X	X	X	X	X

Extension						X

Foreign	X	X	X	X	X	X

Emerging Countries	X	X	X	X	X	X

U.S. Government Securities	X	X	X	X	X	X

Interest Rate	X	X	X	X	X	X

Real Estate Investment Trusts ("REIT")	X	X	X	X	X

Stock	X	X	X	X	X

Small Cap Stock			X

Derivatives	X	X	X	X	X	X

Management	X	X	X	X	X	X

Market	X	X	X	X	X	X

Liquidity	X	X	X	X	X	X

Geographic				X		X

Initial Public Offering ("IPO")			X

Concentration						X

Investment Style	X	X	X		X

Risks That Apply to Certain Funds:

•
Call Risk — The risk that an issuer will exercise its right to pay principal on an obligation held by the International Equity, Growth and Income and Global Income Funds (such as a mortgage-backed security) earlier than expected. This may happen when there is a decline in interest rates. Under these circumstances, the Funds may be unable to recoup all of their respective initial investments and will also suffer from having to reinvest in lower yielding securities.

•
Non-Diversification Risk — The Global Income Fund is non-diversified, meaning that the Fund is permitted to invest more of its assets in fewer issuers than "diversified" mutual funds. Thus, the Fund may be more susceptible to adverse developments affecting any single issuer held in its portfolio and may be more susceptible to greater losses because of these developments. In addition, the Global Income Fund may invest more than 25% of its total assets in the securities of corporate and government issuers located in each of Canada, Germany, Japan and the United Kingdom, as well as in the securities of U.S. issuers. Concentration of the Fund's investment in such issuers will subject the Fund, to a greater extent than if investments were less concentrated, to risks of adverse securities markets, exchange rates and social, political, regulatory or economic events in that country or region.

•
Extension Risk — The risk that an issuer will exercise its right to pay principal on an obligation held by a Fund (such as a Mortgage-Backed Security) later than expected. This may happen when there is a rise in interest rates. Under these circumstances, the value of the obligation will decrease, and the Global Income Fund may also suffer from the inability to invest in higher yielding securities.

•
REIT Risk — REITs are pooled investment vehicles that invest primarily in either real estate or real estate related loans or interests therein. The value of a REIT is affected by changes in the value of the properties owned by the REIT or the quality of credit extended by the REIT. REITs are dependent upon the ability of the REITs' managers, and are subject to heavy cash flow dependency, default by borrowers and the qualifications of the REITs under applicable regulatory requirements for favorable income tax treatment. REITs are also subject to risks generally associated with investments in real estate including possible declines in the value of real estate, general and local economic conditions, environmental problems and changes in interest rates. To the extent that assets underlying a REIT are concentrated geographically, by property type or in certain other respects, these risks may be heightened. A Fund will indirectly bear its proportionate share of any expenses including management fees, paid by a REIT in which it invests.

•
Small Cap Risk — The securities of small capitalization stocks involve greater risks than those associated with larger, more established companies and may be subject to more abrupt or erratic price movements. The securities of such issuers may lack sufficient market liquidity to enable the Small Cap Value Fund to effect sales at an advantageous time or without a substantial drop in price.

•
Stock Risk — The risk that stock prices have historically risen and fallen in periodic cycles. Recently, U.S. stock markets and certain foreign stock markets have experienced substantial price volatility.

•
IPO Risk — The risk that the market value of IPO shares will fluctuate considerably due to factors such as the absence of a prior public market, unseasoned trading, the small number of shares available for trading and limited information about the issuer. The purchase of IPO shares may involve high transaction costs. IPO shares are subject to market risk and liquidity risk. When the Small Cap Value Fund's asset base is small, a significant portion of the Fund's performance could be attributable to investments in IPOs, because such investments would have a magnified impact on the Small Cap Value Fund. As the Small Cap Value Fund's assets grow, the effect of the Fund's investments in IPOs on the Fund's performance probably will decline, which could reduce the Fund's performance.

•
Geographic Risk — Concentration of the investments in the International Equity Fund and the Global Income Fund in issuers located in a particular country or region will subject the Fund, to a greater extent than if investments were less concentrated, to the risks of adverse securities markets, exchange rates and social, political, regulatory or economic events which may occur in that country or region.

•
Concentration Risk — The risk that if the Global Income Fund invests more than 25% of its total assets in issuers within the same country, state, industry or economic sector, an adverse economic, business or political development may affect the value of the Fund's investments more than if its investments were not so concentrated. The Global Income Fund may invest more than 25% of its total assets in the securities of corporate and governmental issuers located in each of Canada, Germany, Japan and the United Kingdom, as well as in the securities of U.S. issuers. Concentration of the Global Income Fund's investments in such issuers will subject the Fund, to a greater extent than if investments were less concentrated, to losses arising from adverse developments affecting those issuers or countries.

•
Investment Style Risk — Different investment styles tend to shift in and out of favor depending upon market and economic conditions as well as investor sentiment. A Fund may outperform or underperform other funds that employ a different investment style. Examples of different investment styles include growth and value investing. Growth stocks may be more volatile than other stocks because they are more sensitive to investor perceptions of the issuing company's growth of earnings potential. Also, since growth companies usually invest a high portion of earnings in their business, growth stocks may lack the dividends of some value stocks that can cushion stock prices in a falling market. Growth oriented funds will typically underperform when value investing is in favor. Value stocks are those that are undervalued in comparison to their peers due to adverse business developments or other factors.

Risks That Apply to All Funds:

•
NAV Risk — The risk that the net asset value ("NAV") of the Fund and the value of your investment will fluctuate.

•
Credit/Default Risk — The risk that an issuer or guarantor of fixed-income securities held by a Fund may default on its obligation to pay interest and repay principal.

•
Derivatives Risk — The risk that loss may result from a Fund's investments in options, futures, swaps, options on swaps, structured securities and other derivative instruments. These instruments may be leveraged so that small changes may produce disproportionate losses to a Fund.

•
Emerging Countries Risk — The securities markets of Asian, Latin and South American, Eastern European, African and other emerging countries are less liquid, are especially subject to greater price volatility, have smaller market capitalizations, have less government regulation and are not subject to as extensive and frequent accounting, financial and other reporting requirements as the securities markets of more developed countries. Further, investment in equity securities of issuers located in certain emerging countries involves risk of loss resulting from problems in share registration and custody and substantial economic and political disruptions. These risks are not normally associated with investments in more developed countries.

•
Foreign Risk — The risk that when a Fund invests in securities of foreign issuers and in non-dollar securities, it will be subject to special risks of loss not typically associated with domestic issuers. Loss may result because of less government regulation, less public information and less economic, political and social stability. Loss also may result from the imposition of exchange controls, confiscations, and government restrictions. A Fund will also be subject to the risk of negative foreign currency rate fluctuations. Foreign risks will normally be greatest when a Fund invests in issuers located in emerging countries.

•
Interest Rate Risk — The risk that when interest rates increase, fixed-income securities held by a Fund will decline in value. Long-term fixed-income securities will normally have more price volatility because of this risk than short-term fixed-income securities.

•
Liquidity Risk — The risk that a Fund will not be able to pay redemption proceeds within the time period stated in this Prospectus, because of unusual market conditions, an unusually high volume of redemption requests, or other reasons. Funds that invest in non-investment grade fixed-income securities, small and mid-capitalization stocks, REITs and emerging country issues will be especially subject to the risk that during certain periods the liquidity of particular issuers or industries, or all securities within these investment categories, will shrink or disappear suddenly and without warning as a result of adverse economic, market or political events, or adverse investor perceptions whether or not accurate.

•
Management Risk — The risk that a strategy used by the Investment Adviser may fail to produce the intended results.

•
Market Risk — The risk that the value of securities in which a Fund invests may increase or decrease in response to the prospects of individual companies, particular industry sectors and/or general economic conditions. Price changes may be temporary or last for extended periods. A Fund's investments may be overweighted from time to time in one or more industry sectors, which will increase the Fund's exposure to risk of loss from adverse developments affecting those sectors.

•
U.S. Government Securities Risk — The risk that the U.S. government will not provide financial support to U.S. government agencies, instrumentalities or sponsored enterprises if it is not obligated to do so by law. Many U.S. Government Securities purchased by the Funds, such as those issued by the Federal National Mortgage Association ("Fannie Mae") and Federal Home Loan Mortgage Corporation ("Freddie Mac"), are not backed by the full faith and credit of the United States. The maximum potential liability of the issuers of some U.S. Government Securities held by a Fund may greatly exceed their current resources, including their legal right to support from the U.S. Treasury. It is possible that these issuers will not have the funds to meet their payment obligations in the future.

While the chart set forth above summarizes the principal types of risk that each Fund is subject to, each Fund also is subject to certain additional risks, including risks that relate to specific securities that each Fund may invest in. More information about the Fund's portfolio securities and investment techniques, and their associated risks, is contained in the section entitled "Higher Risk Securities and Techniques", below, and in the SAI. You should consider the investment risks discussed in this section and in the SAI. Both are important to your investment choice.

ADDITIONAL INFORMATION ON PORTFOLIO RISKS, SECURITIES AND TECHNIQUES

In addition to the securities and techniques that are described over the next several pages, the SAI also contains information about additional securities in which the Funds invest and investment techniques that the Funds follow in seeking to achieve their respective investment objectives.

General Portfolio Risks

The Funds that make equity investments will be subject to the risks associated with equity investments. In general, the values of equity investments fluctuate in response to the activities of individual companies and in response to general market and economic conditions. Accordingly, the values of the equity investments that a Fund holds may decline over short or extended periods. The stock markets tend to be cyclical, with periods when stock prices generally rise and periods when prices generally decline. This volatility means that the value of your investment in the Funds may increase or decrease. Recently, certain stock markets have experienced substantial price volatility.

The Funds that invest in fixed-income securities will be subject to the risks associated with fixed-income securities. These risks include interest rate risk, credit risk and call/extension risk. In general, interest rate risk involves the risk that when interest rates decline, the market value of fixed-income securities tends to increase (although many mortgage-related securities will have less potential than other debt securities for capital appreciation during periods of declining rates). Conversely, when interest rates increase, the market value of fixed-income securities tends to decline. Credit risk involves the risk that an issuer or guarantor could default on its obligations, and a Fund will not recover its investment. Call risk and extension risk are normally present in mortgage-backed securities and asset-backed securities. For example, homeowners have the option to prepay their mortgages. Therefore, the duration of a security backed by home mortgages can either shorten (call risk) or lengthen (extension risk). In general, if interest rates on new mortgage loans fall sufficiently below the interest rates on existing outstanding mortgage loans, the rate of prepayment would be expected to increase. Conversely, if mortgage loan interest rates rise above the interest rates on existing outstanding mortgage loans, the rate of prepayment would be expected to decrease. In either case, a change in the prepayment rate can result in losses to investors. The same would be true of asset-backed securities such as securities backed by car loans.

Risks of Investing in Small Capitalization Companies

The Small Cap Value Fund may invest in small capitalization companies. Investments in small capitalization companies involves greater risk and portfolio price volatility than investments in larger capitalization stocks.

Among the reasons for the greater price volatility of these investments are the less certain growth prospects of smaller firms and the lower degree of liquidity in the markets for such securities. Small capitalization companies may be thinly traded and may have to be sold at a discount from current market prices or in small lots over an extended period of time. In addition, these securities are subject to the risk that during certain periods the liquidity of particular issuers or industries, or all securities in these investment categories, will shrink or disappear suddenly and without warning as a result of adverse economic or market conditions, or adverse investor perceptions whether or not accurate. Because of the lack of sufficient market liquidity, the Fund may incur losses because it will be required to effect sales at a disadvantageous time and only then at a substantial drop in price. Small capitalization companies include "unseasoned" issuers that do not have an established financial history; often have limited product lines, markets or financial resources; may depend on or use a few key personnel for management; and may be susceptible to losses and risks of bankruptcy. Small capitalization companies may be operating at a loss or have significant variations in operating results; may be engaged in a rapidly changing business with products subject to a substantial risk of obsolescence; may require substantial additional capital to support their operations, to finance expansion or to maintain their competitive position; and may have substantial borrowings or may otherwise have a weak financial condition. In addition, these companies may face intense competition including competition from companies with greater financial resources, more extensive development, manufacturing, marketing, and other capabilities, and a larger number of qualified managerial and technical personnel. The transaction costs for these investments are often higher than those of larger capitalization companies. Investments in small capitalization companies may be more difficult to price precisely than other types of securities because of their characteristics and lower trading volumes.

Risks of Foreign Investments

Foreign investments may offer potential benefits that are not available from investments exclusively in equity securities of domestic issuers quoted in U.S. dollars. Foreign countries may have economic policies or business cycles different from those of the United States, and markets for foreign securities do not necessarily move in a manner parallel to U.S. markets.

Investing in the securities of foreign issuers and non-dollar securities involve special risks, including those set forth below, which are not typically associated with U.S. dollar denominated or quoted securities of U.S. issuers. Foreign investments may be affected by changes in currency rates, changes in foreign or U.S. laws or restrictions applicable to such investments and in exchange control regulations (e.g., currency blockage). A decline in the exchange rate of the currency (i.e., weakening of the currency against the U.S. dollar) in which a portfolio security is quoted or denominated relative to the U.S. dollar would reduce the value of the portfolio security. In addition, if the currency in which a Fund receives dividends, interest or other payments declines in value against the U.S. dollar before such income is distributed as dividends to shareholders or converted to U.S. dollars, the Fund may have to sell portfolio securities to obtain sufficient cash to pay such dividends.

Brokerage commissions, custodial services, and other costs relating to investment in international securities markets generally are more expensive than in the United States. In addition, clearance and settlement procedures may be different in foreign countries and, in certain markets, such procedures have been unable to keep pace with the volume of securities transactions, thus making it difficult to conduct such transactions.

Foreign issuers are not generally subject to uniform accounting, auditing and financial reporting standards comparable to those applicable to U.S. issuers. There may be less publicly available information about a foreign issuer than about a U.S. issuer. In addition, there is generally less government regulation of foreign markets, companies and securities dealers than in the United States, and the legal remedies for investors may be more limited than the remedies available in the United States. Foreign securities markets may have substantially less volume than U.S. securities markets and securities of many foreign issuers are less liquid and more volatile than securities of comparable domestic issuers. Furthermore, with respect to certain foreign countries, there is a possibility of nationalization, expropriation or confiscatory taxation, imposition of withholding or other taxes on dividend or interest payments (or, in some cases, capital gains distributions), limitations on the removal of funds or other assets from such countries, and risks of political or social instability or diplomatic developments which could adversely affect investments in those countries.

Concentration of a Fund's assets in one of a few countries and currencies will subject a Fund to greater risks than if a Fund's assets were not geographically concentrated.

Investment in sovereign debt obligations by certain Funds involves risks not present in debt obligations of corporate issuers. The issuer of the debt or the governmental authorities that control the repayment of the debt may be unable or unwilling to repay principal or interest when due in accordance with the terms of such debt, and a Fund may have limited recourse to compel payment in the event of a default. Periods of economic uncertainty may result in the volatility of market prices of sovereign debt, and in turn a Fund's NAV, to a greater extent than the volatility inherent in debt obligations of U.S. issuers.

A sovereign debtor's willingness or ability to repay principal and pay interest in a timely manner may be affected by, among other factors:

•
Its cash flow situation;
•
The extent of its foreign currency reserves;
•
The availability of sufficient foreign exchange on the date a payment is due;
•
The relative size of the debt service burden to the economy as a whole;
•
The sovereign debtor's policy toward international lenders; and
•
The political constraints to which a sovereign debtor may be subject.

Risks of ADRs, EDRs and GDRs

Investments in foreign securities may take the form of sponsored and unsponsored American Depositary Receipts ("ADRs") and Global Depositary Receipts ("GDRs"). Certain Funds may also invest in European Depositary Receipts ("EDRs") or similar instruments representing securities of foreign issuers. ADRs represent the right to receive securities of foreign issuers deposited in a domestic bank or correspondent bank. Prices of ADRs are quoted in U.S. dollars and ADRs are traded in the United States. EDRs and GDRs are receipts evidencing an arrangement with a non-U.S. bank. EDRs and GDRs are not necessarily quoted in the same currency as the underlying security.

Risks of Euro

On January 1, 1999, the European Economic and Monetary Union (EMU) introduced a new single currency called the euro. The euro has replaced the national currencies of the following member countries: Austria, Belgium, Finland, France, Germany, Greece, Ireland, Italy, Luxembourg, the Netherlands, Portugal and Spain.

The new European Central Bank has control over each country's monetary policies. Therefore, the member countries no longer control their own monetary policies by directing independent interest rates for their currencies. The national governments of the participating countries, however, have retained the authority to set tax and spending policies and public debt levels.

The change to the euro as a single currency is relatively new and untested. The elimination of currency risk among EMU countries has affected the economic environment and behavior of investors, particularly in European markets, but the long-term impact of those changes on currency values or on the business or financial condition of European countries and issuers cannot be fully assessed at this time. It is not possible to predict the impact of the euro on currency values or on the business or financial condition of European countries and issuers, and issuers in other regions, whose securities a Fund may hold, or the impact, if any, on Fund performance. During the first two years of the euro's existence, the exchange rates of the euro versus many of the world's major currencies has declined. In this environment, U.S. and other foreign investors experienced erosion of their investment returns on their euro-denominated securities. In addition, the introduction of the euro presents other unique uncertainties, including the fluctuation of the euro relative to non-euro currencies; whether the interest rate, tax and labor regimes of European countries participating in the euro will converge over time; and whether the conversion of the currencies of other countries that now are or may in the future become members of the European Union ("EU") will have an impact on the euro. Also, it is possible that the euro could be abandoned in the future by countries that have already adopted its use. These or other events, including political and economic developments, could cause market disruptions, and could adversely affect the value of securities held by the Funds. Because of the number of countries using this single currency, a significant portion of the assets held by the Funds may be denominated in the euro.

Risks of Emerging Countries

The Capital Growth Fund, Small Cap Value Fund, International Equity Fund, Growth and Income Fund and Global Income Fund may invest in securities of issuers located in emerging countries. The risks of foreign investment are heightened when the issuer is located in an emerging country. Emerging countries are generally located in the Asia and Pacific regions, Eastern Europe, Latin and South America and Africa. Political and economic structures in many of these countries may be undergoing significant evolution and rapid development, and such countries may lack the social, political and economic stability characteristic of more developed countries. Certain of these countries may have in the past failed to recognize private property rights and have at times nationalized or expropriated the assets of private companies. As a result, the risks of foreign investment, generally including the risks of nationalization or expropriation of assets, may be heightened. See "Higher Risks Securities and Techniques — Risks of Foreign Investments" above. In addition, unanticipated political or social developments may affect the values of a Fund's investments in those countries and the availability to the Fund of additional investments in those countries.

A Fund's purchase or sale of portfolio securities in certain emerging markets may be constrained by limitations relating to daily changes in the prices of listed securities, periodic trading or settlement volume and/or limitations on aggregate holdings of foreign investors. Such limitations may be computed based on aggregate trading volume by or holdings of a Fund, the Adviser and its affiliates and their respective clients and other service providers. A Fund may not be able to sell securities in circumstances where price, trading or settlement volume limitations have been reached.

Foreign investment in the securities markets of certain emerging countries is restricted or controlled to varying degrees that may limit investment in such countries or increase the administrative cost of such investments. For example, certain Asian countries require governmental approval prior to investments by foreign persons or limit investment by foreign persons to only a specified percentage of an issuer's outstanding securities or a specific class of securities which may have less advantageous terms (including price) than securities of the issuer available for purchase by nationals. In addition, certain countries may restrict or prohibit investment opportunities in issuers or industries deemed important to national interests. Such restrictions may affect the market price, liquidity and rights of securities that may be purchased by a Fund. The repatriation of both investment income and capital from certain emerging countries is subject to restrictions such as the need for governmental consents. Due to restrictions on direct investment in equity securities in certain Asian and other countries, it is anticipated that a Fund may invest in such countries through other investment funds in such countries.

Many emerging countries have recently experienced currency devaluations and substantial (and, in some cases, extremely high) rates of inflation. Other emerging countries have experienced economic recessions. These circumstances have had a negative effect on the economics and securities markets of such emerging countries. Economies in emerging countries generally are dependent heavily upon commodity prices and international trade and, accordingly, have been and may continue to be affected adversely by the economies of their trading partners, trade barriers, exchange controls, managed adjustments in relative currency values and other protectionist measures imposed or negotiated by the countries with which they trade.

Many emerging countries are subject to a substantial degree of economic, political and social instability. Governments of some emerging countries are authoritarian in nature or have been installed or removed as a result of military coups, while governments in other emerging countries have periodically used force to suppress civil dissent. Disparities of wealth, the pace and success of democratization, and ethnic, religious and racial disaffection, among other factors, have also led to social unrest, violence and/or labor unrest in some emerging countries. Unanticipated political or social developments may result in sudden and significant investment losses. Investing in emerging countries involves greater risk of loss due to expropriation, nationalization, confiscation of assets and property or the imposition of restrictions on foreign investment and on repatriation of capital invested. As an example, in the past some Eastern European governments have expropriated substantial amounts of private property, and many claims of the property owners have never been fully settled. There is no assurance that similar expropriations will not occur in Eastern Europe or other countries.

A Fund's investments in emerging countries may also be subject to withholding or other taxes, which may be significant and may reduce the return from an investment in such countries to the Fund.

Settlement procedures in emerging countries are frequently less developed and reliable than those in the United States and often may involve a Fund's delivery of securities before receipt of payment for their sale. In addition, significant delays are common in certain markets in registering the transfer of securities. Settlement or registration problems may make it more difficult for a Fund to value its portfolio securities and could cause a Fund to miss attractive investment opportunities, to have a portion of its assets uninvested or to incur losses due to the failure of a counterparty to pay for securities that the Fund has delivered or due to the Fund's inability to complete its contractual obligations because of theft or other reasons. The creditworthiness of the local securities markets in certain emerging countries may not be as sound as the creditworthiness of firms used in more developed countries. As a result, the Funds may be subject to a greater risk of loss if a securities firm defaults in the performance of its responsibilities.

The small size and inexperience of the securities markets in certain emerging countries and the limited volume of trading in securities in those countries may also make the Funds' investments in such countries less liquid and more volatile than investments in countries with more developed securities markets (such as the United States, Japan and most Western European countries). A Fund's investments in emerging countries are subject to the risk that the liquidity of a particular investment, or investments generally, in such countries will shrink or disappear suddenly and without warning as a result of adverse economic, market or political conditions or adverse investor perceptions, whether or not accurate. Because of the lack of sufficient market liquidity, a Fund may incur losses because it will be required to effect sales at a disadvantageous time and only then at a substantial drop in price. Investments in emerging countries may be more difficult to price precisely because of the characteristics discussed above and lower trading volumes.

A Fund's use of foreign currency management techniques in emerging countries may be limited. Due to the limited market for these instruments in emerging countries, the Investment Adviser does not currently anticipate that a significant portion of the Funds' currency exposure in emerging countries, if any, will be covered by such instruments.

Risk of Derivative Investments

A Fund's transactions, if any, in options, futures, options on futures, swaps, interest rate caps, floors and collars, structured securities and currency transactions involve additional risk of loss. Loss can result from a lack of correlation between changes in the value of derivative instruments and the portfolio assets (if any) being hedged, the potential illiquidity of the markets for derivative instruments, or the risks arising from margin requirements and related leverage factors associated with such transactions. The use of these management techniques also involves the risk of loss if the Investment Adviser is incorrect in its expectation of fluctuations in securities prices, interest rates or currency prices. Each Fund may also invest in derivative investments for non-hedging purposes (that is, to seek to increase total return). Investing for non-hedging purposes is considered a speculative practice and presents even greater risk of loss. A Fund's use of certain derivative transactions may be limited by the requirements of the Internal Revenue Code of 1986, as amended (the "Code"), for qualification as a regulated investment company.

Risks of Illiquid Securities

Each Fund may invest up to 15% of its net assets in illiquid securities which cannot be disposed of in seven days in the ordinary course of business at fair value. Illiquid securities include:

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Both domestic and foreign securities that are not readily marketable
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Certain stripped mortgage-backed securities
•
Repurchase agreements and time deposits with a notice or demand period of more than seven days
•
Certain over-the-counter options
•
Certain structured securities and all swap transactions
•
Certain restricted securities, unless it is determined, based upon a review of the trading markets for a specific restricted security, that such restricted security is eligible for resale pursuant to Rule 144A under the Securities Act of 1933 ("144A Securities") and, therefore, is liquid.

Investing in 144A Securities may decrease the liquidity of a Fund's portfolio to the extent that qualified institutional buyers become for a time uninterested in purchasing these restricted securities. The purchase price and subsequent valuation of restricted and illiquid securities normally reflect a discount, which may be significant, from the market price of comparable securities for which a liquid market exists.

Credit/Default Risks

Debt securities purchased by the Funds may include securities (including zero coupon bonds) issued by the U.S. government (and its agencies, instrumentalities and sponsored enterprises), foreign governments, domestic and foreign corporations, banks and other issuers. Further information is provided in the SAI.

Debt securities rated BBB or higher by Standard & Poor's or Baa or higher by Moody's are considered "investment grade." Securities rated BBB or Baa are considered medium-grade obligations with speculative characteristics, and adverse economic conditions or changing circumstances may weaken their issuers' capacity to pay interest and repay principal. A security will be deemed to have met a rating requirement if it receives the minimum required rating from at least one such rating organization even though it has been rated below the minimum rating by one or more other rating organizations, or if unrated by such rating organizations, the security is determined by the Investment Adviser to be of comparable credit quality. If a security satisfies the Fund's minimum rating requirement at the time of purchase and is subsequently downgraded below that rating, the Fund will not be required to dispose of the security. If a downgrade occurs, the Investment Adviser will consider what action, including the sale of the security, is in the best interest of the Fund and its shareholders.

The International Equity, Growth and Income, Capital Growth, and Small Cap Value Funds may invest in fixed-income securities rated BB or Ba or below (or comparable unrated securities) which are commonly referred to as "junk bonds." Junk bonds are considered predominantly speculative and may be questionable as to principal and interest payments.

In some cases, junk bonds may be highly speculative, have poor prospects for reaching investment grade standing and be in default. As a result, investment in such bonds will present greater speculative risks than those associated with investment in investment grade bonds. Also, to the extent that the rating assigned to a security in a Fund's portfolio is downgraded by a rating organization, the market price and liquidity of such security may be adversely affected.

Risks of Initial Public Offerings

Each Fund may invest in IPOs. An IPO is a company's first offering of stock to the public. IPO risk is the risk that the market value of IPO shares will fluctuate considerably due to factors such as the absence of a prior public market, unseasoned trading, the small number of shares available for trading and limited information about the issuer. The purchase of IPO shares may involve high transaction costs. IPO shares are subject to market risk and liquidity risk. When a Fund's asset base is small, a significant portion of the Fund's performance could be attributable to investments in IPOs, because such investments would have a magnified impact on the Fund. As the Fund's assets grow, the effect of the Fund's investments in IPOs on the Fund's performance probably will decline, which could reduce the Fund's performance. Because of the price volatility of IPO shares, a Fund may choose to hold IPO shares for a very short period of time. This may increase the turnover of the Fund's portfolio and may lead to increased expenses to the Fund, such as commissions and transaction costs. In addition, the market for IPO shares can be speculative and/or inactive for extended periods of time. There is no assurance that a Fund will be able to obtain allocable portions of IPO shares. The limited number of shares available for trading in some IPOs may make it more difficult for a Fund to buy or sell significant amounts of shares without an unfavorable impact on prevailing prices. Investors in IPO shares can be affected by substantial dilution in the value of their shares, by sales of additional shares and by concentration of control in existing management and principal shareholders.

Temporary Investment Risks

Each Fund may, for temporary defensive purposes, invest all (35% for CORE U.S. Equity Fund) of its total assets in:

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U.S. government securities
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Commercial paper rated at least A-2 by Standard & Poor's or P-2 by Moody's
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Certificates of deposit

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Bankers' acceptances
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Repurchase agreements
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Non-convertible preferred stocks and non-convertible corporate bonds with a remaining maturity of less than one year

When a Fund's assets are invested in such instruments, the Fund may not be achieving its investment objective. Also, each Fund's investment objective, and all policies not specifically designated as fundamental, are nonfundamental and may be changed by the Company's board of directors without shareholder approval.

Foreign Currency Transactions

The Capital Growth Fund, Small Cap Value Fund, International Equity Fund, Growth and Income Fund and Global Income Fund, to the extent consistent with their investment policies, may purchase or sell foreign currencies on a cash basis or through forward contracts. A forward contract involves an obligation to purchase or sell a specific currency at a future date at a price set at the time of the contract. A Fund may engage in foreign currency transactions for hedging purposes and to seek to protect against anticipated changes in future foreign currency exchange rates. In addition, certain Funds may also enter into such transactions to seek to increase total return, which is considered a speculative practice.

Some Funds may also engage in cross-hedging by using forward contracts in a currency different from that in which the hedged security is denominated or quoted. These Funds may hold foreign currency received in connection with investments in foreign securities when, in the judgment of the Investment Adviser, it would be beneficial to convert such currency into U.S. dollars at a later date, (e.g., the Investment Adviser may anticipate the foreign currency to appreciate against the U.S. dollar). The Funds will incur costs in connection with conversions between various currencies.

Currency exchange rates may fluctuate significantly over short periods of time, causing, along with other factors, a Fund's net asset value to fluctuate (when the Fund's net asset value fluctuates, the value of your shares may go up or down). Currency exchange rates also can be affected unpredictably by intervention by U.S. or foreign governments or central banks, or the failure to intervene, or by currency controls or political developments in the U.S. or abroad. The market in forward foreign currency exchange contracts, currency swaps and other privately negotiated currency instruments offers less protection against defaults by the other party to such instruments than is available for currency instruments traded on an exchange. Such contracts are subject to the risk that the counterparty to the contract will default on its obligations. Since these contracts are not guaranteed by an exchange or clearinghouse, a default on a contract would deprive a Fund of unrealized profits, transaction costs on the benefits of a currency hedge or could force the Funds to cover their purchase or sale commitments, if any, at the current market price.

Structured Securities

Each Fund may invest in structured securities. Structured securities are securities whose value is determined by reference to changes in the value of specific currencies, interest rates, commodities, indices or other financial indicators (the "Reference") or the relative change in two or more References.

The interest rate or the principal amount payable upon maturity or redemption may be increased or decreased depending upon changes in the applicable Reference. Structured securities may be positively or negatively indexed, so that appreciation of the Reference may produce an increase or decrease in the interest rate or value of the security at maturity. In addition, changes in the interest rates or the value of the security at maturity may be a multiple of changes in the value of the Reference. Consequently, structured securities may present a greater degree of market risk than other types of fixed-income securities and may be more volatile, less liquid and more difficult to price accurately than less complex securities.

Floating and Variable Rate Obligations

The International Equity, Growth and Income, Small Cap Value and Global Income Funds may purchase floating and variable rate obligations. The value of these obligations is generally more stable than that of a fixed rate obligation in response to changes in interest rate levels. The issuers or financial intermediaries providing demand features may support their ability to purchase the obligations by obtaining credit with liquidity supports. These may include lines of credit, which are conditional commitments to lend, and letters of credit, which will ordinarily be irrevocable both of which may be issued by domestic banks or foreign banks. A Fund may purchase variable or floating rate obligations from the issuers or may purchase certificates of participation, a type of floating or variable rate obligation, which are interests in a pool of debt obligations held by a bank or other financial institution.

Futures Contracts and Options on Futures Contracts

Futures contracts are standardized, exchange-traded contracts that provide for the sale or purchase of a specified financial instrument or currency at a future time at a specified price. An option on a futures contract gives the purchaser the right (and the writer of the option the obligation) to assume a position in a futures contract at a specified exercise price within a specified period of time. A futures contract may be based on particular securities, foreign currencies, securities indices and other financial instruments and indices. Certain Funds may engage in futures transactions on both U.S. and foreign exchanges.

Each Fund may purchase and sell futures contracts, and purchase and write call and put options on futures contracts, in order to seek to increase total return or to hedge against changes in interest rates, securities prices or, to the extent a Fund invests in foreign securities, currency exchange rates, or to otherwise manage its term structure, sector selection and duration in accordance with its investment objective and policies. The International Equity Fund and Global Income Fund may engage in cross-hedging by using forward contracts in a currency different from that in which the hedged security is denominated or quoted if the Investment Adviser determines that there is a pattern or correlation between the two currencies. Each Fund may also enter into closing purchase and sale transactions with respect to such contracts and options. A Fund will engage in futures and related options transactions for bona fide hedging purposes as defined in regulations of the Commodity Futures Trading Commission (the "CFTC") or to seek to increase total return to the extent permitted by such regulations. Except as otherwise permitted by the CFTC, the Funds may not purchase or sell futures contracts or purchase or sell related options to seek to increase total return, except for closing purchase or sale transactions, if immediately thereafter the sum of the amount of initial margin deposits and premiums paid on the Fund's outstanding positions in futures and related options entered into for the purpose of seeking to increase total return would exceed 5% of the market value of the Fund's total assets.

Futures contracts and related options present the following risks:

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While a Fund may benefit from the use of futures and options on futures, unanticipated changes in interest rates, securities prices or currency exchange rates may result in poorer overall performance than if the Fund had not entered into any futures contracts or options transactions.
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Because perfect correlation between a futures position and portfolio position that is intended to be protected is impossible to achieve, the desired protection may not be obtained and a Fund may be exposed to additional risk of loss.
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The loss incurred by a Fund in entering into futures contracts and in writing call options on futures is potentially unlimited and may exceed the amount of the premium received.
•
Futures markets are highly volatile and the use of futures may increase the volatility of a Fund's NAV.
•
As a result of the low margin deposits normally required in futures trading, a relatively small price movement in a futures contract may result in substantial losses to a Fund.
•
Futures contracts and options on futures may be illiquid, and exchanges may limit fluctuations in futures contract prices during a single day.
•
Foreign exchanges may not provide the same protection as U.S. exchanges.

Options on Securities, Securities Indices and Foreign Currencies

A put option gives the purchaser of the option the right to sell, and the writer (seller) of the option the obligation to buy, the underlying instrument during the option period. A call option gives the purchaser of the option the right to buy, and the writer (seller) of the option the obligation to sell, the underlying instrument during the option period. Each Fund may write (sell) covered call and put options and purchase put and call options on any securities in which they may invest or on any securities index consisting of securities in which they may invest. A Fund may also, to the extent consistent with its investment policies, purchase and sell (write) put and call options on foreign currencies.

The writing and purchase of options is a highly specialized activity which involves special investment risks. Options may be used for either hedging or cross-hedging purposes, or to seek to increase total return (which is considered a speculative activity). The successful use of options depends in part on the ability of the Investment Adviser to manage future price fluctuations and the degree of correlation between the options and securities (or currency) markets. If the Investment Adviser is incorrect in its expectation of changes in market prices or determination of the correlation between the instruments or indices on which options are written and purchased and the instruments in a Fund's investment portfolio, the Fund may incur losses that it would not otherwise incur. The use of options can also increase a Fund's transaction costs. Options written or purchased by the Funds may be traded on either U.S. or foreign exchanges or over-the-counter. Foreign and over-the-counter options will present greater possibility of loss because of their greater illiquidity and credit risks.

Equity Swaps

Each Fund, except the Global Income Fund, may invest in equity swaps. Equity swaps allow the parties to a swap agreement to exchange the dividend income or other components of return on an equity investment (for example, a group of equity securities or an index) for a component of return on another non-equity or equity investment.

An equity swap may be used by a Fund to invest in a market without owning or taking physical custody of securities in circumstances in which direct investment may be restricted for legal reasons or is otherwise deemed impractical or disadvantageous. Equity swaps are derivatives and their value can be very volatile. To the extent that the Investment Adviser does not accurately analyze and predict the potential relative fluctuation of the components swapped with another party, a Fund may suffer a loss, which may be substantial. The value of some components of an equity swap (such as the dividends on a common stock) may also be sensitive to changes in interest rates. Furthermore, a Fund may suffer a loss if the counterparty defaults. Because equity swaps are normally illiquid, a Fund may be unable to terminate its obligations when desired.

See "Options on Securities Indices" in the SAI for a discussion of the liquidity risks associated with options transactions.

When-Issued Securities and Forward Commitments

Each Fund may purchase when-issued securities and make contracts to purchase or sell securities for a fixed price at a future date beyond customary settlement time. When-issued securities are securities that have been authorized, but not yet issued. When-issued securities are purchased in order to secure what is considered to be an advantageous price and yield to the Fund at the time of entering into the transaction. A forward commitment involves the entering into a contract to purchase or sell securities for a fixed price at a future date beyond the customary settlement period.

The purchase of securities on a when-issued or forward commitment basis involves a risk of loss if the value of the security to be purchased declines before the settlement date. Conversely, the sale of securities on a forward commitment basis involves the risk that the value of the securities sold may increase before the settlement date. Although a Fund will generally purchase securities on a when-issued or forward commitment basis with the intention of acquiring the securities for its portfolio, a Fund may dispose of when-issued securities or forward commitments prior to settlement if the Investment Adviser deems it appropriate.

Repurchase Agreements

Repurchase agreements involve the purchase of securities subject to the seller's agreement to repurchase them at a mutually agreed upon date and price. Each Fund may enter into repurchase agreements with securities dealers and banks of the Federal Reserve System which furnish collateral at least equal in value or market price to the amount of their repurchase obligation. Certain Funds may also enter into repurchase agreements involving certain foreign government securities.

If the other party or "seller" defaults, a Fund might suffer a loss to the extent that the proceeds from the sale of the underlying securities and other collateral held by the Fund are less than the repurchase price and the Fund's costs associated with delay and enforcement of the repurchase agreement. In addition, in the event of bankruptcy of the seller, a Fund could suffer additional losses if a court determines that the Fund's interest in the collateral is not enforceable.

Certain Funds, together with other registered investment companies having advisory agreements with the Investment Adviser or any of its affiliates, may transfer uninvested cash balances into a single joint account, the daily aggregate balance of which will be invested in one or more repurchase agreements.

Lending of Portfolio Securities

Each Fund may engage in securities lending. Securities lending involves the lending of securities owned by a Fund to financial institutions such as certain broker-dealers including, if permitted by the SEC, certain affiliated broker-dealers, including Goldman Sachs. The borrowers are required to secure their loan continuously with cash, cash equivalents, U.S. government securities or letters of credit in an amount at least equal to the market value of the securities loaned. Cash collateral may be invested in short-term investments, including unregistered investment pools managed by the Investment Adviser or its affiliates. To the extent that cash collateral is invested in other investment securities, such collateral will be subject to market depreciation or appreciation, and a Fund will be responsible for any loss that might result from its investment of the borrowers' collateral. If the Investment Adviser determines to make securities loans, the value of the securities loaned may not exceed 33 1/3% of the value of the total assets of a Fund (including the loan collateral). Loan collateral (including any investment of the collateral) is not subject to the percentage limitations described elsewhere in this Prospectus regarding investments in fixed-income securities and cash equivalents.

A Fund may lend its securities to increase its income. A Fund may, however, experience a delay in the recovery of its securities or incur a loss if the institution with which it has engaged in a portfolio loan transaction breaches its agreement with the Fund or becomes insolvent.

Short Sales Against-the-Box

Each Fund, except Global Income and CORE U.S. Equity Funds, may make short sales against-the-box. A short sale against-the-box means that at all times when a short position is open the Fund will own an equal amount of securities sold short, or securities convertible into or exchangeable for, without payment of any further consideration, an equal amount of the securities of the same issuer as the securities sold short.

Preferred Stock, Warrants and Rights

Each Fund, except the Global Equity Fund, may invest in preferred stock, warrants and rights. Preferred stocks are securities that represent an ownership interest providing the holder with claims on the issuer's earnings and assets before common stock owners but after bond owners. Unlike debt securities, the obligations of an issuer of preferred stock, including dividend and other payment obligations, may not typically be accelerated by the holders of such preferred stock on the occurrence of an event of default or other non-compliance by the issuer of the preferred stock.

Warrants and other rights are options to buy a stated number of shares of common stock at a specified price at any time during the life of the warrant or right. The holders of warrants and rights have no voting rights, receive no dividends and have no rights with respect to the assets of the issuer.

Other Investment Companies

Each Fund may invest in securities of other investment companies (including exchange-traded funds such as SPDRs and iSharesSM, as defined below) subject to certain limitations. These limitations include a prohibition on any Fund acquiring more than 3% of the voting shares of any other investment company, and a prohibition on investing more than 5% of a Fund's total assets in securities of any one investment company or more than 10% of its total assets in securities of all investment companies. A Fund will indirectly bear its proportionate share of any management fees and other expenses paid by such other investment companies. Although the Funds do not expect to do so in the foreseeable future, each Fund is authorized to invest substantially all of its assets in a single open-end investment company or series thereof that has substantially the same investment objective, policies and fundamental restrictions as the Fund.

Exchange-traded funds such as SPDRs and iSharesSM are shares of unaffiliated investment companies which are traded like traditional equity securities on a national securities exchange or the NASDAQ® National Market System.

•    Standard & Poor's Depositary Receipts™

        The Funds may, consistent with their investment policies, purchase Standard & Poor's Depositary Receipts™ ("SPDRs"). SPDRs are securities traded on the American Stock Exchange ("AMEX") that represent ownership in the SPDR Trust, a trust which has been established to accumulate and hold a portfolio of common stocks that is intended to track the price performance and dividend yield of the S&P 500®. The SPDR Trust is sponsored by a subsidiary of the AMEX. SPDRs may be used for several reasons, including, but not limited to, facilitating the handling of cash flows or trading, or reducing transaction costs. The price movement of SPDRs may not perfectly parallel the price action of the S&P 500®.

•    iSharesSM (formerly World Equity Benchmark Shares or WEBs)

        iShares are shares of an investment company that invests substantially all of its assets in securities included in specified indices, including the MSCI indices for various countries and regions. iShares are listed on the AMEX and were initially offered to the public in 1996. The market prices of iShares are expected to fluctuate in accordance with both changes in the NAVs of their underlying indices and supply and demand of iShares on the AMEX. To date, iShares have traded at relatively modest discounts and premiums to their NAVs. However, iShares have a limited operating history and information is lacking regarding the actual performance and trading liquidity of iShares for extended periods or over complete market cycles. In addition, there is no assurance that the requirements of the AMEX necessary to maintain the listing of iShares will continue to be met or will remain unchanged. In the event substantial market or other disruptions affecting iShares should occur in the future, the liquidity and value of a Fund's shares could also be substantially and adversely affected. If such disruptions were to occur, a Fund could be required to reconsider the use of iShares as part of its investment strategy.

Unseasoned Companies

Each Fund, except for the Global Income Fund, may invest in companies (including predecessors) which have operated less than three years. The securities of such companies may have limited liquidity, which can result in their being priced higher or lower than might otherwise be the case. In addition, investments in unseasoned companies are more speculative and entail greater risk than do investments in companies with an established operating record.

Corporate Debt Obligations; Trust Preferred Securities

Corporate debt obligations include bonds, notes, debentures, commercial paper and other obligations of corporations to pay interest and repay principal, and include securities issued by banks and other financial institutions. Each Fund may invest in corporate debt obligations issued by U.S. and certain non-U.S. issuers which issue securities denominated in the U.S. dollar (including Yankee and Euro obligations). In addition to obligations of corporations, corporate debt obligations include securities issued by banks and other financial institutions and supranational entities (i.e, the World Bank, the International Monetary Fund, etc.). A trust preferred security is a long dated bond (for example, 30 years) with preferred features. The preferred features are that payment of interest can be deferred for a specified period without initiating a default event. The securities are generally senior in claim to standard preferred stock but junior to other bondholders.

Bank Obligations

Each Fund may invest in obligations issued or guaranteed by U.S. or foreign banks. Bank obligations, including without limitation, time deposits, bankers' acceptances and certificates of deposit, may be general obligations of the parent bank or may be limited to the issuing branch by the terms of the specific obligations or by government regulations. Banks are subject to extensive but different governmental regulations which may limit both the amount and types of loans which may be made and interest rates which may be charged. In addition, the profitability of the banking industry is largely dependent upon the availability and cost of funds for the purpose of financing lending operations under prevailing money market conditions. General economic conditions as well as exposure to credit losses arising from possible financial difficulties of borrowers play an important part in the operation of this industry.

U.S. Government Securities

Each Fund may invest in U.S. government securities. U.S. government securities include U.S. Treasury obligations and obligations issued or guaranteed by U.S. government agencies, instrumentalities or sponsored enterprises. U.S. government securities may be supported by (a) the full faith and credit of the U.S. Treasury (such as the Government National Mortgage Association ("Ginnie Mae")); (b) the right of the issuer to borrow from the U.S. Treasury (such as securities of the Student Loan Marketing Association); (c) the discretionary authority of the U.S. government to purchase certain obligations of the issuer; or (d) only the credit of the issuer. U.S. government securities also include Treasury receipts, zero coupon bonds and other stripped U.S. government securities, where the interest and principal components of stripped U.S. government securities are traded independently.

Custodial Receipts and Trust Certificates

Each Fund may invest in custodial receipts and trust certificates representing interests in securities held by a custodian or trustee. The securities so held may include U.S. government securities or other types of securities in which a Fund may invest. The custodial receipts or trust certificates may evidence ownership of future interest payments, principal payments or both on the underlying securities, or, in some cases, the payment obligation of a third party that has entered into an interest rate swap or other arrangement with the custodian or trustee. For certain securities laws purposes, custodial receipts and trust certificates are not be considered obligations of the U.S. government or other issuer of the securities held by the custodian or trustee. In addition, if for tax purposes a Fund is not considered to be the owner of the underlying securities held in the custodial or trust account, the Fund may suffer adverse tax consequences. As a holder of custodial receipts and trust certificates, a Fund will bear its proportionate share of the fees and expenses charged to the custodial account or trust. Each Fund may also invest in separately issued interests in custodial receipts and trust certificates.

Mortgage-Backed Securities

Each Fund, except for the CORE U.S. Equity Fund, may invest in mortgage-backed securities. Mortgage-backed securities represent direct or indirect participations in, or are collateralized by and payable from, mortgage loans secured by real property. Mortgage-backed securities can be backed by either fixed rate mortgage loans or adjustable rate mortgage loans, and may be issued by either a governmental or non-governmental entity. Privately issued mortgage-backed securities are normally structured with one or more types of "credit enhancement." However, these mortgage-backed securities typically do not have the same credit standing as U.S. government guaranteed mortgage-backed securities.

Mortgage-backed securities may include multiple class securities, including collateralized mortgage obligations ("CMOs") and Real Estate Mortgage Investment Conduit ("REMIC") pass-through or participation certificates. CMOs provide an investor with a specified interest in the cash flow from a pool of underlying mortgages or of other mortgage-backed securities. CMOs are issued in multiple classes. In many cases, payments of principal are applied to the CMO classes in the order of their respective stated maturities, so that no principal payments will be made on a CMO class until all other classes having an earlier stated maturity date are paid in full. A REMIC is a CMO that qualifies for special tax treatment and invests in certain mortgages principally secured by interests in real property and other permitted investments.

Mortgage-backed securities also include stripped mortgage-backed securities ("SMBS"), which are derivative multiple class mortgage-backed securities. SMBS are usually structured with two different classes: one that receives substantially all of the interest payments and the other that receives substantially all of the principal payments from a pool of mortgage loans. The market value of SMBS consisting entirely of principal payments generally is unusually volatile in response to changes in interest rates. The yields on SMBS that receive all or most of the interest from mortgage loans are generally higher than prevailing market yields on other mortgage-backed securities because their cash flow patterns are more volatile and there is a greater risk that the initial investment will not be fully recouped.

Asset-Backed Securities

Each Fund, except for the CORE U.S. Equity Fund, may invest in asset-backed securities. Asset-backed securities are securities whose principal and interest payments are collateralized by pools of assets such as auto loans, credit card receivables, leases, installment contracts and personal property. Asset-backed securities are often subject to more rapid repayment than their stated maturity date would indicate as a result of the pass-through of prepayments of principal on the underlying loans. During periods of declining interest rates, prepayment of loans underlying asset-backed securities can be expected to accelerate. Accordingly, a Fund's ability to maintain positions in such securities will be affected by reductions in the principal amount of such securities resulting from prepayments, and its ability to reinvest the returns of principal at comparable yields is subject to generally prevailing interests rates at that time. Asset-backed securities present credit risks that are not presented by mortgage-backed securities. This is because asset-backed securities generally do not have the benefit of a security interest in collateral that is comparable to mortgage assets. If the issuer of an asset-backed security defaults on its payment obligations, there is the possibility that, in some cases, the Fund will be unable to possess and sell the underlying collateral and that the Fund's recoveries on repossessed collateral may not be available to support payments on the securities. In the event of a default, a Fund may suffer a loss if it cannot sell collateral quickly and receive the amount it is owed.

Borrowings and Reverse Repurchase Agreements

Each Fund can borrow money from banks and other financial institutions in amounts not exceeding one-third of its total assets for temporary or emergency purposes. A Fund may not make additional investments if borrowings exceed 5% of its total assets. The Global Income Fund may engage in reverse repurchase agreements. Reverse repurchase agreements involve the sale of securities held by a Fund subject to the Fund's agreement to repurchase them at a mutually agreed upon date and price (including interest). These transactions may be entered into as a temporary measure for emergency purposes or to meet redemption requests. Reverse repurchase agreements may also be entered into when the Investment Adviser expects that the interest income to be earned from the investment of the transaction proceeds will be greater than the related interest expense. Borrowings and reverse repurchase agreements involve leveraging. If the securities held by a Fund decline in value while these transactions are outstanding, the NAV of the Fund's outstanding shares will decline in value by proportionately more than the decline in value of the securities. In addition, reverse repurchase agreements involve the risk that the interest income earned by a Fund (from the investment of the proceeds) will be less than the interest expense of the transaction, that the market value of the securities sold by a Fund will decline below the price the Fund is obligated to pay to repurchase the securities, and that the securities may not be returned to the Fund.

Mortgage Dollar Rolls

The Global Income Fund may enter into mortgage dollar rolls. A mortgage dollar roll involves the sale by a Fund of securities for delivery in the current month. The Fund simultaneously contracts with the same counterparty to repurchase substantially similar (same type, coupon and maturity) but not identical securities on a specified future date. During the roll period, the Fund loses the right to receive principal and interest paid on the securities sold. However, the Fund benefits to the extent of any difference between (a) the price received for the securities sold and (b) the lower forward price for the future purchase and/or fee income plus the interest earned on the cash proceeds of the securities sold. Unless the benefits of a mortgage dollar roll exceed the income, capital appreciation and gain or loss due to mortgage prepayments that would have been realized on the securities sold as part of the roll, the use of this technique will diminish the Fund's performance.

Successful use of mortgage dollar rolls depends upon the Investment Adviser's ability to predict correctly interest rates and mortgage prepayments. If the Investment Adviser is incorrect in its prediction, a Fund may experience a loss. For financial reporting and tax purposes, the Funds treat mortgage dollar rolls as two separate transactions; one involving the purchase of a security and a separate transaction involving a sale. The Funds do not currently intend to enter into mortgage dollar rolls that are accounted for as a financing and do not treat them as borrowings.

Yield Curve Options

The Global Income Fund may enter into options on the yield "spread" or differential between two securities. Such transactions are referred to as "yield curve" options. In contrast to other types of options, a yield curve option is based on the difference between the yields of designated securities, rather than the prices of the individual securities, and is settled through cash payments. Accordingly, a yield curve option is profitable to the holder if this differential widens (in the case of a call) or narrows (in the case of a put), regardless of whether the yields of the underlying securities increase or decrease.

The trading of yield curve options is subject to all of the risks associated with the trading of other types of options. In addition, such options present a risk of loss even if the yield of one of the underlying securities remains constant, or if the spread moves in a direction or to an extent which was not anticipated.

Interest Rate Swaps, Mortgage Swaps, Credit Swaps, Currency Swaps, Total Return Swaps and Interest Rate Caps, Floors and Collars

Interest rate swaps involve the exchange by a Fund with another party of their respective commitments to pay or receive interest, such as an exchange of fixed-rate payments for floating rate payments. Mortgage swaps are similar to interest rate swaps in that they represent commitments to pay and receive interest. The notional principal amount, however, is tied to a reference pool or pools of mortgages. Credit swaps involve the receipt of floating or fixed rate payments in exchange for assuming potential credit losses of an underlying security. Credit swaps give one party to a transaction the right to dispose of or acquire an asset (or group of assets), or the right to receive or make a payment from the other party, upon the occurrence of specified credit events. Currency swaps involve the exchange of the parties' respective rights to make or receive payments in specified currencies. Total return swaps give a Fund the right to receive the appreciation in the value of a specified security, index or other instrument in return for a fee paid to the counterparty, which will typically be an agreed upon interest rate. If the underlying asset in a total return swap declines in value over the term of the swap, the Fund may also be required to pay the dollar value of that decline to the counterparty. The Global Income Fund may also purchase and write (sell) options contracts on swaps, commonly referred to as swaptions. The purchase of an interest rate cap entitles the purchaser to the extent that a specified index exceeds a predetermined interest rate, to receive payment of interest on a notional principal amount from the party selling such interest rate cap. The purchase of an interest rate floor entitles the purchaser, to the extent that a specified index falls below a predetermined interest rate, to receive payments of interest on a notional principal amount from the party selling the interest rate floor. An interest rate collar is the combination of a cap and a floor that preserves a certain return within a predetermined range of interest rates.

The Global Income Fund may enter into swap transactions for hedging purposes or to seek to increase total return. The use of interest rate, mortgage, credit and currency swaps and total return swaps, as well as interest rate caps, floors and collars, is a highly specialized activity which involves investment techniques and risks different from those associated with ordinary portfolio securities transactions. If the Investment Adviser is incorrect in its forecasts of market value, interest rates and currency exchange rates, the investment performance of a Fund would be less favorable than it would have been if these investment techniques were not used.

Zero Coupon, Deferred Interest, Pay-In-Kind and Capital Appreciation Bonds

Each Fund, with the exception of the CORE U.S. Equity Fund, may invest in zero coupon bonds, and certain Funds may invest in deferred interest, pay-in-kind and capital appreciation bonds are issued at a discount from their face value because interest payments are typically postponed until maturity. Pay-in-kind securities are securities that have interest payable by the delivery of additional securities. The market prices of these securities generally are more volatile than the market prices of interest-bearing securities and are likely to respond to a greater degree to changes in interest rates than interest-bearing securities having similar maturities and credit quality.

Convertible Securities

Each Fund, with the exception of the Global Income Fund, may invest in convertible securities. Convertible securities are preferred stock or debt obligations that are convertible into common stock. Convertible securities have both equity and debt or fixed-income risk characteristics. Convertible securities generally offer lower interest or dividend yields than non-convertible securities of similar quality. Convertible securities in which a Fund invests are subject to the same rating criteria as its other investments in fixed-income securities. Like all fixed-income securities, the value of convertible securities is susceptible to the risk of market loans attributable to change in interest rates. Generally, the market value of convertible securities tends to decline as interest rates increase and, conversely, to increase as interest rates decline. However, when the market price of the common stock underlying a convertible security exceeds the conversion price of the convertible security, the convertible security tends to reflect the market price of the underlying common stock. As the market price of the underlying common stock declines, the convertible security, like a fixed-income security, tends to trade increasingly on a yield basis, and thus may not decline in price to the same extent as the underlying common stock.

Lower-Rated Fixed-Income Securities

Debt securities rated BBB or higher by Standard & Poor's or Baa or higher by Moody's are considered "investment grade." Securities rated BBB or Baa are considered medium-grade obligations with speculative characteristics, and adverse economic conditions or changing circumstances may weaken their issuers' capacity to pay interest and repay principal. A security will be deemed to have met a rating requirement if it receives the minimum required rating from at least one such rating organization even though it has been rated below the minimum rating by one or more other rating organizations, or if unrated by such rating organizations, determined by the Investment Adviser to be of comparable credit quality.

If a security satisfies a Fund's minimum rating requirement at the time of purchase and is subsequently downgraded below such rating, the Fund will not be required to dispose of such security. This is so even if the downgrade causes the average credit quality of the Fund to be lower than that stated in the Prospectus. Furthermore, during this period, the Investment Adviser will only buy securities at or above the Fund's average rating requirement. If a downgrade occurs, the Investment Adviser will consider what action, including the sale of such security, is in the best interests of a Fund and it shareholders.

Certain Funds may invest in fixed-income securities rated BB or Ba or below (or comparable unrated securities) which are commonly referred to as "junk bonds." Junk bonds are considered predominantly speculative and may be questionable as to principal and interest payments.

In some cases, junk bonds may be highly speculative, have poor prospects for reaching investment grade standing and be in default. As a result, investment in such bonds will present greater speculative risks than those associated with investment in investment grade bonds. Also, to the extent that the rating assigned to a security in a Fund's portfolio is downgraded by a rating organization, the market price and liquidity of such security may be adversely affected.

For more information about the investments of the Funds, please refer to the SAI.

Short-Term Trading

Other than the Global Income Fund, no Fund expects to trade in securities for short-term gain. However, the Investment Adviser may engage in such activity at any time with regard to any Fund. To the extent that a Fund engages in frequent trading, the portfolio turnover rate for such a Fund will be higher than a Fund that does not engage in frequent trading. A high rate of portfolio turnover (100% or higher) involves correspondingly greater expenses that must be borne by a Fund and the Fund's shareholders and may, under certain circumstances, make it more difficult for a Fund to qualify as a regulated investment company under the Code. For more information concerning the federal tax implications of frequent trading, please refer to the section entitled "Taxes" in the SAI.

Non-Investment Grade Fixed-Income Securities

Non-investment grade fixed-income securities and unrated securities of comparable credit quality (commonly known as "junk bonds") are considered predominantly speculative by traditional investment standards. In some cases, these obligations may be highly speculative and have poor prospects for reaching investment grade standing. Non-investment grade fixed-income securities are subject to the increased risk of an issuer's inability to meet principal and interest obligations. These securities, also referred to as high yield securities, may be subject to greater price volatility due to such factors as specific corporate developments, interest rate sensitivity, negative perceptions of the junk bond markets generally and less secondary market liquidity.

Non-investment grade fixed-income securities are often issued in connection with a corporate reorganization or restructuring or as part of a merger, acquisition, takeover or similar event. They are also issued by less established companies seeking to expand. Such issuers are often highly leveraged and generally less able than more established or less leveraged entities to make scheduled payments of principal and interest in the event of adverse developments or business conditions.

The market value of non-investment grade fixed-income securities tends to reflect individual corporate developments to a greater extent than that of higher rated securities which react primarily to fluctuations in the general level of interest rates. As a result, a Fund's ability to achieve its investment objectives may depend to a greater extent on the Investment Adviser's judgment concerning the creditworthiness of issuers than funds which invest in higher-rated securities. Issuers of non-investment grade fixed-income securities may not be able to make use of more traditional methods of financing and their ability to service debt obligations may be affected more adversely than issuers of higher-rated securities by economic downturns, specific corporate or financial developments or the issuer's inability to meet specific projected business forecasts. Negative publicity about the junk bond market and investor perceptions regarding lower rated securities, whether or not based on fundamental analysis, may depress the prices for such securities.

A holder's risk of loss from default is significantly greater for non-investment grade fixed-income securities than is the case for holders of other debt securities because such non-investment grade securities are generally unsecured and are often subordinated to the rights of other creditors of the issuers of such securities. Investment by a Fund in defaulted securities poses additional risk of loss should nonpayment of principal and interest continue in respect of such securities. Even if such securities are held to maturity, recovery by a Fund of its initial investment and any anticipated income or appreciation is uncertain.

The secondary market for non-investment grade fixed-income securities is concentrated in relatively few market makers and is dominated by institutional investors, including mutual funds, insurance companies and other financial institutions. Accordingly, the secondary market for such securities is not as liquid as, and is more volatile than, the secondary market for higher-rated securities. In addition, market trading volume for high yield fixed-income securities is generally lower and the secondary market for such securities could shrink or disappear suddenly and without warning as a result of adverse market or economic conditions, independent of any specific adverse changes in the condition of a particular issuer. Because of the lack of sufficient market liquidity, a Fund may incur losses because it will be required to effect sales at a disadvantageous time and then only at a substantial drop in price. These factors may have an adverse effect on the market price and a Fund's ability to dispose of particular portfolio investments. A less liquid secondary market also may make it more difficult for a Fund to obtain precise valuations of the high yield securities in its portfolio.

Credit ratings issued by credit rating agencies are designed to evaluate the safety of principal and interest payments of rated securities. They do not, however, evaluate the market value risk of non-investment grade securities and, therefore, may not fully reflect the true risks of an investment. In addition, credit rating agencies may or may not make timely changes in a rating to reflect changes in the economy or in the conditions of the issuer that affect the market value of the security. Consequently, credit ratings are used only as a preliminary indicator of investment quality.

MANAGEMENT OF THE FUNDS

Protective Investment Advisors, Inc. (formerly, Investment Distributors Advisory Services, Inc.) ("PIA") serves as the Company's investment manager (the "Investment Manager") and is responsible for overall management of the Company. PIA has engaged Goldman Sachs Asset Management International ("GSAMI"), an affiliate of Goldman, Sachs & Co. ("Goldman Sachs"), as Investment Adviser to provide day-to-day portfolio management for the Protective International Equity Fund and the Protective Global Income Fund. PIA has engaged Goldman Sachs Asset Management, L.P. ("GSAM") as Investment Adviser to provide day-to-day portfolio management for each of the other Funds. Previously, Goldman Sachs Asset Management, a business unit of the Investment Management Division of Goldman Sachs, served as Investment Adviser for these Funds. In April, GSAM assumed Goldman Sachs' portfolio management responsibilities for these Funds. GSAM, formerly called Goldman Sachs Funds Management, L.P., has been registered as an investment adviser with the Securities Exchange Commission since 1990 and is an affiliate of Goldman Sachs.

Directors and Officers

The Company's board of directors is responsible for deciding matters of general policy and reviewing the actions of the Investment Manager and the Investment Advisers, the custodian, accounting and administrative services provider and other providers of services to the Company. The officers of the Company supervise its daily business operations. The SAI contains more information about the management of the Company and the Funds.

Investment Manager

PIA, located at 2801 Highway 280 South, Birmingham, Alabama 35223, is the investment manager of the Company and its Funds. PIA has managed the Company and the Funds since 1994. The Company is the sole mutual fund client of PIA.

For its services to the Company, the Investment Manager receives a monthly management fee. The fee is based upon average daily net assets of each Fund and is accrued daily and paid to the Investment Manager at the following annual rates for each of the Funds:

Fund	Management Fee	Aggregate Management Fees Paid to PIA During the Fiscal Year Ended December 31, 2002
CORE U.S. Equity Fund	0.80%	$1,585,630
Capital Growth Fund	0.80%	$1,200,802
Small Cap Value Fund	0.80%	$751,283
International Equity Fund	1.10%	$1,029,318
Growth and Income Fund	0.80%	$1,387,401
Global Income Fund	1.10%	$623,698

The investment management agreement does not place limits on the operating expenses of the Company or of any Fund. However, the Investment Manager has voluntarily undertaken to pay any such expenses (but not including brokerage or other portfolio transaction expenses or expenses of litigation, indemnification, taxes or other extraordinary expenses) to the extent that such expenses, as accrued for each Fund, exceed the following percentages of that Fund's estimated average daily net assets on an annualized basis: CORE U.S. Equity Fund, 0.80%, Capital Growth Fund, 0.80%, Small Cap Value Fund, 0.80%, International Equity Fund, 1.10%, Growth and Income Fund, 0.80%, and Global Income Fund, 1.10%. This reduction of expenses will increase the yield or total return of the Funds for any period for which it remains in effect. The Investment Manager may withdraw this undertaking to pay expenses as to any or all of the Funds upon 120 days notice to the Company.

See "Investment Manager" in the SAI for more detailed information about the investment management agreement.

Investment Advisers

Investment Adviser	Fund

Goldman Sachs Asset Management, L.P. ("GSAM") 32 Old Slip New York, New York 10005	CORE U.S. Equity Capital Growth Small Cap Value Growth and Income

Goldman Sachs Assets Management International ("GSAMI") Christchurch Court 10-15 Newgate Street London, England EC1A 7MD	International Equity Global Income

GSAM and GSAMI are business units of the Investment Management Division ("IMD") of Goldman Sachs. GSAMI, a member of the Investment Management Regulatory Organization Limited since 1990 and a registered investment adviser since 1991, is an affiliate of Goldman Sachs. As of December 31, 2002, GSAM and GSAMI, along with other units of IMD, had assets under management of $329.6 billion.

The Investment Advisers provide day-to-day advice regarding the Funds' portfolio transactions. The Investment Advisers make the investment decisions for the Funds and place purchase and sale orders for the Funds' portfolio transactions in the U.S. and foreign markets. As permitted by applicable law, these orders may be directed to any brokers, including Goldman Sachs and its affiliates. While each Investment Adviser is ultimately responsible for the management of the Funds, they are able to draw upon the research and expertise of their asset management affiliates for portfolio decisions and management with respect to certain portfolio securities. In addition, each Investment Adviser has access to the research and certain proprietary technical models developed by Goldman Sachs, and will apply quantitative and qualitative analysis in determining the appropriate allocations among categories of issuers and types of securities.

M. Roch Hillenbrand, a Managing Director of Goldman Sachs since 1997, is the Head of Global Equities for GSAM, overseeing the United States, Europe, Japan, and non-Japan Asia. In this capacity, he is responsible for managing the group as it defines and implements global portfolio management processes that are consistent, reliable and predictable. Mr. Hillenbrand joined Goldman Sachs in 1997 upon its acquisition of Commodities Corporation, LLC (now Goldman Sachs Princeton LLC) where he was and continues as President. Over the course of his 19-year career at Commodities Corporation, Mr. Hillenbrand has had extensive experience in dealing with internal and external investment managers who have managed a range of futures and equities strategies across multiple markets, using a variety of styles.

Value Team (Small Cap Value Fund and Growth and Income)

  •
  Twelve portfolio managers/analysts with over 150 years of combined financial experience comprise the Investment Adviser's value investment team.

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  The team is organized by industry in order to deliver path and breaches of research expertise.

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  Portfolio decision makers are actively conducting the research which brings intensity and focus to the Value team process.
Name and Title	Fund Responsibility	Years Primarily Responsible	Five Year Employment History
Dolores Bamford Vice President	Portfolio Manager — Growth and Income Small Cap Value	Since 2002 2002	Ms. Bamford joined the Investment Adviser as a portfolio manager for the April 2002. Prior to that, she was a portfolio manager at Putnam Investments for various products since 1991.

David L. Berdon Vice President	Portfolio Manager — Growth and Income	Since 2002
Mr. Berdon joined the Investment Adviser as a research analyst in March 2001 and became a portfolio manager in October 2002. From September 1999 to March 2001, he was a Vice President for Business Development and Strategic Alliances at Soliloquy, Inc. From September 1997 to September 1999, he was a principal consultant at Diamond Technology partners.
Andrew Braun Vice President	Portfolio Manager — Growth and Income	Since 2001
Mr. Braun joined the Investment Adviser as a mutual fund product development analyst in July 1993. From January 1997 to April 2001, he was a research analyst on the Value team and became a portfolio manager in May 2001.
Scott Carroll Vice President	Portfolio Manager — Growth and Income	Since 2002
Mr. Carroll joined as a portfolio manager for the Value Team May 2002. From 1996 to 2002, he worked at Van Kampen Funds where he had portfolio management and analyst responsibilities for the Growth and Income and Equity Income funds.
Sally Pope Davis Vice President	Portfolio Manager — Growth and Income	Since 2001
Ms. Davis joined the Investment Adviser as a portfolio manager in August 2001. From December 1999 to July 2001, she was a relationship manager in Private Wealth Management. From August 1989 to November 1999, she was a bank analyst in the Goldman Sachs Investment Research Department.
Stacey Ann DeMattils Vice President	Portfolio Manager — Growth and Income Small Cap Value	Since 2002 2002
Ms. DeMattils joined the Investment Adviser as a product marketing analyst in September 1993. From December 1997 to April 2000, she was a relationship manager in Broker-Dealer sales. In May 2000, she became a portfolio manager.
J. Kelly Flynn Vice President	Portfolio Manager — Small Cap Value	Since 2002
Mr. Flynn joined Investment Adviser as a portfolio manager in April 2002. From 1999 to 2002, he was a portfolio manager for Small Cap Mid Cap Value products at Lazard Asset Management. From 1997 to 1999, he was a small cap value portfolio manager at 1838 Investment Advisors.
Sean Gallagher Vice President	Portfolio Manager — Growth and Income	Since 2001
Mr. Gallagher joined the Investment Adviser as a research analyst in May 2000. He became a portfolio manager in December 2001. From October 1993 to May 2000, he was a research analyst at Merrill Lynch Asset Management.
James Otness Managing Director	Portfolio Manager — Small Cap Value	Since 2000
Mr. Otness joined Investment Adviser as a portfolio manager in 2000. From 1998 to 2000, he headed Dolphin Asset Management. From 1970 to 1998, he worked at J.P. Morgan, most recently as a managing director and portfolio manager responsible for small-cap institutional equity investments.

Lisa Parisi Vice President	Portfolio Manager — Small Cap Value	Since 2001
Ms. Parisi joined the Investment Adviser as a portfolio manager in August 2001. From December 2000 to August 2001, she was a portfolio manager at John A. Levin & Co. From March 1995 to December 2000, she was a portfolio manager and managing director at Valenzuela Capital.
Eileen Rominger Managing Director Chief Investment Officer	Portfolio Manager — Growth and Income	Since 1999
Ms. Rominger joined the Investment Adviser as a senior portfolio manager and Chief Investment Officer of the Value Equity Team in August 1999. From 1981 to 1999, she worked at Oppenheimer Capital, most recently as a senior portfolio manager.

Quantitative Equity Team (CORE U.S. Equity Fund)

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  A stable and growing team supported by an extensive internal staff

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  Access to the research ideas of Goldman Sachs' renowned Global Investment Research Department

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  More than $25.6 billion in equities currently under management
Name and Title	Fund Responsibility	Years Primarily Responsible	Five Year Employment History
Melissa Brown Managing Director	Senior Portfolio Manager — CORE U.S. Equity	Since 1998	Ms. Brown joined the Investment Adviser as a portfolio manager in 1998. From 1984 to 1998, she was the director of Quantitative Equity Research and served on the Investment Policy Committee at Prudential Securities.
Robert C. Jones Managing Director	Senior Portfolio Manager — CORE U.S. Equity	Since 1991	Mr. Jones joined the Investment Adviser as a portfolio manager in 1989.
Victor H. Pinter Vice President	Senior Portfolio Manager — CORE U.S. Equity	Since 1996	Mr. Pinter joined the Investment Adviser as a research analyst in 1989. He became a portfolio manager in 1992.

Growth Investment Team (Capital Growth Fund)

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  21 year consistent investment style applied through diverse and complete market cycles

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  More than $18 billion in equities currently under management

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  More than 300 client account relationships

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  A portfolio management and analytical team with more than 250 years combined investment experience
Name and Title	Fund Responsibility	Years Primarily Responsible	Five Year Employment History
Steven M. Barry Managing Director Co-Chief Investment Officer	Senior Portfolio Manager — Capital Growth	Since 2000	Mr. Barry joined the Investment Adviser as a portfolio manager in 1999. From 1988 to 1999, he was a portfolio manager at Alliance Capital Management.

Kenneth T. Berents Managing Director Co-Chairman of Investment Committee	Senior Portfolio Manager — Capital Growth	Since 2000	Mr. Berents joined the Investment Adviser as a portfolio manager in 2000. From 1992 to 1999, he was Director of Research and head of the Investment Committee at Wheat First Union.
Herbert E. Ehlers Managing Director Chief Investment Officer	Senior Portfolio Manager — Capital Growth	Since 1997
Mr. Ehlers joined the Investment Adviser as a senior portfolio manager and Chief Investment Officer of the Growth team in 1997. From 1981 to 1997, he was the Chief Investment Officer and Chairman of Liberty Investment Management, Inc. ("Liberty") and its predecessor firm, Eagle.
Gregory H. Ekizian Managing Director Co-Chief Investment Officer	Senior Portfolio Manager — Capital Growth	Since 1997
Mr. Ekizian joined the Investment Adviser as portfolio manager and Co-Chair of the Growth Investment Committee in 1997. From 1990 to 1997, he was a portfolio manager at Liberty and its predecessor firm, Eagle.
Scott Kolar Vice President	Portfolio Manager — Capital Growth	Since 1999	Mr. Kolar joined the Investment Adviser as an equity analyst in 1997 and became a portfolio manager in 1999. From 1994 to 1997, he was an equity analyst and information systems specialist at Liberty.
Andrew F. Pyne Managing Director	Senior Portfolio Manager — Capital Growth	Since 2001	Mr. Pyne joined the Investment Adviser as a product manager in 1997. He became a portfolio manager in August 2001. From 1992 to 1997, he was a product manager at Van Kampen Investments.
David G. Shell Managing Director Co-Chief Investment Officer	Senior Portfolio Manager — Capital Growth	Since 1997	Mr. Shell joined the Investment Adviser as a portfolio manager in 1997. From 1987 to 1997, he was a portfolio manager at Liberty and its predecessor firm, Eagle.
Ernest C. Segundo, Jr. Vice President Co-Chairman Investment Committee	Senior Portfolio Manager — Capital Growth	Since 1997	Mr. Segundo joined the Investment Adviser as a portfolio manager in 1997. From 1992 to 1997, he was a portfolio manager at Liberty and its predecessor firm, Eagle.
Mark Shattan Vice President	Portfolio Manager — Capital Growth	Since 2002	Mr. Shattan joined the Investment Adviser as an equity analyst in 1999 and became a portfolio manager in 2002. From 1997 to 1999 he was an equity research analyst at Salomon Smith Barney.

International Equity Portfolio Management Team (International Equity Fund)

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  Global portfolio teams based in London, Singapore, Tokyo and New York. Local presence is a key to GSAMI's fundamental research capabilities

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  Team manages over $33.1 billion in international equities for retail, institutional and high net worth clients

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  Focus on bottom-up stock selection as main driver of returns, though the team leverages the asset allocation, currency and risk management capabilities of GSAM

Name and Title	Fund Responsibility	Years Primarily Responsible	Five Year Employment History
London-Based Portfolio Management Team
Nuno Fernandes Executive Director	Senior Portfolio Manager — International Equity	Since 1999
Mr. Fernandes joined the Investment Adviser as a research analyst on the global emerging markets equity team in April 1998. He was named a senior portfolio manager in April 1999. From 1994 to 1998, he worked for ING Barings and Smith Barney where he followed Latin American banking stocks.
Safa Muhtaseb Executive Director	Senior Portfolio Manager — International Equity	Since 2001	Mr. Muhtaseb joined the Investment Adviser as a portfolio manager in December 2001. From 1999 to 2001, he was a Director of International Equity Investments at Virginia Retirement System.
Susan Noble Managing Director Chief Investment Officer, London Active Equities	Senior Portfolio Manager — International Equity	Since 1998	Ms. Noble joined the Investment Adviser as a senior portfolio manager and head of the European Equity Team in October 1997.
Michael Stanes Executive Director	Senior Portfolio Manager — International Equity	Since 2002
Mr. Stanes joined the Investment Adviser as a portfolio manager in November 2002. From 1986 to 2001, he worked at Mercury Asset Management where he managed UK equity portfolios in London, Japanese equity portfolios in Tokyo, and, most recently, US and global portfolios in the US.
Robert Stewart Executive Director	Senior Portfolio Manager — International Equity	Since 1999
Mr. Stewart joined the Investment Adviser as a portfolio manager in 1996. He is a member of the European Equity Team. From 1996 to 1998, he was a portfolio manager in Japan where he managed Japanese Equity Institutional Portfolios. From 1989 to 1996, Mr. Stewart was a portfolio manager of CINMan where he managed international equities.
Singapore-Based Portfolio Management Team
Siew-Hua Thio Vice President	Portfolio Manager — International Equity	Since 1998
Ms. Thio joined the Investment Adviser as a portfolio manager in 1998. From 1997 to 1998, she was Head of Research for Indosuez WI Carr in Singapore. From 1993 to 1997, she was a research analyst at the same firm.
Tokyo-Based Portfolio Management Team
Shogo Maeda Managing Director	Senior Portfolio Manager — International Equity	Since 1998	Mr. Maeda joined the Investment Adviser as a portfolio manager in 1994. He became Chief Investment Officer for Pan-Asia Equities in 2001.

Fixed Income Portfolio Management Team (Global Income Fund)

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  The fixed-income portfolio management team is comprised of a deep team of sector specialists

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  The team strives to maximize risk-adjusted returns by de-emphasizing interest rate anticipation and focusing on security selection and sector allocation

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  The team manages approximately $59.4 billion in fixed-income assets for retail, institutional and high net worth clients
Name and Title	Fund Responsibility	Years Primarily Responsible	Five Year Employment History
James Cielinski — Executive Director	Senior Portfolio Manager — Global Income Fund	Since 2000	Mr. Cielinski joined the Investment Adviser in 1998 as a portfolio manager. Prior to his current position, he spent five years at Utah Retirement Systems, where he managed the fixed income group.
Phillip Moffitt Managing Director and Co-Head Global Fixed Income	Senior Portfolio Manager — Global Income Fund	Since 2000
Mr. Moffitt joined the Investment Adviser as a portfolio manager in 1999. Prior to joining the Investment Adviser, he worked for three years as a proprietary trader for Tokai Asia Ltd in Hong Kong. Before that, Mr. Moffitt spent ten years with Bankers Trust Asset Management in Australia, where he was a Managing Director responsible for all active global fixed income funds as well as a member of the Asset Allocation Committee.
Andrew Wilson Managing Director and Co-Head Global Fixed Income Team	Senior Portfolio Manager — Global Income Fund	Since 1995
Mr. Wilson joined the Investment Adviser in 1995 as a portfolio manager. Prior to his current position, he spent three years as an Assistant Director at Rothschild Asset Management, where he was responsible for managing global and international bond portfolios with specific focus on the U.S., Canadian, Australian and Japanese economies.
Kevin Zhao Executive Director	Senior Portfolio Manager — Global Income	Since 2002	Mr. Zhao joined the Investment Adviser in 1994 as a portfolio manager.
Jennifer Youde Executive Director	Senior Portfolio Manager — Global Income	Since 2002	Ms. Youde joined the Investment Adviser in 1996 as a portfolio manager.

Activities of Goldman Sachs and its Affiliates and Other Accounts Manager by Goldman Sachs

The involvement of the Investment Advisers, Goldman Sachs and their affiliates in the management of, or their interest in, other accounts and other activities of Goldman Sachs may present conflicts of interest with respect to a Fund or limit a Fund's investment activities. Goldman Sachs and its affiliates engage in proprietary trading and advise accounts and funds which have investment objectives similar to those of the Funds and/or which engage in and compete for transactions in the same type of securities, currencies and instruments as the Funds. Goldman Sachs and its affiliates will not have any obligation to make available any information regarding their proprietary activities or strategies, or the activities or strategies used for other accounts managed by them, for the benefit of the management of the Funds. The results of a Fund's investment activities, therefore, may differ from those of Goldman Sachs and its affiliates and it is possible that a Fund could sustain losses during periods in which Goldman Sachs and its affiliates and other accounts achieve significant profits on their trading for proprietary or other accounts. In addition, the Funds may, from time to time, enter into transactions in which Goldman Sachs or its other clients have an adverse interest. A Fund's activities may be limited because of regulatory restrictions applicable to Goldman Sachs and its affiliates, and/or their internal policies designed to comply with such restrictions.

DIVIDENDS AND CAPITAL GAINS DISTRIBUTIONS

Each Fund intends to distribute substantially all of its net investment income annually. Each Fund also intends to annually distribute substantially all of its net realized capital gains. All income dividends and capital gain distributions made by a Fund will be reinvested in shares of that Fund at that Fund's net asset value.

PURCHASE AND REDEMPTION OF SHARES

Shares of the Company are not offered directly to the general public. The Company currently offers its shares to separate accounts of Protective Life as funding vehicles for certain variable annuity contracts or variable life insurances contracts ("variable contracts") issued through the separate accounts. When shares of the Company are offered as a funding vehicle for variable contracts, a separate prospectus describing the particular separate account and variable contract being offered through that separate account accompanies this prospectus.

Shares of the Funds are sold in a continuous offering to the separate accounts to support the variable contracts. Net purchase payments under the variable contracts are placed in one or more subaccounts of the separate accounts and the assets of each such subaccount are invested in the shares of the Fund corresponding to that subaccount. The separate accounts purchase and redeem shares of the Funds for their subaccounts at a net asset value without sales or redemption charges.

For each day on which a Fund's net asset value is calculated, the separate accounts transmit to the Company any orders to purchase or redeem shares of the Funds based on the net purchase payments, redemption (surrender) requests, and transfer requests from variable contract owners that have been processed on that day. The separate account purchases and redeems shares of each Fund at the Fund's net asset value per share calculated as of the day the separate account receives the order, although such purchases and redemptions may be executed the next morning. Payment for shares redeemed are made within seven days after receipt of a proper notice of redemption, except that the right of redemption may be suspended or payments postponed when permitted by applicable laws and regulations.

The Company reserves the right to refuse to sell shares to the registered separate accounts of Protective Life if such sales represent market timing or disruptive trading practices. Purchases of a Fund's shares should be made for long-term investment purposes only. Short-term (market-timing) trading practices may disrupt portfolio management strategies, harm Fund performance and negatively impact long-term investors. The Company and the Investment Advisers are not responsible for any loss resulting from a rejected purchase. To minimize harm to the Company and its investors, the Company (or the Investment Advisers) will exercise these rights if, in the Company's (or the Investment Advisers') judgment, investors exhibit a pattern of disruptive trading.

A potential for certain conflicts exists between the interests of variable annuity contract owners and variable life insurance contract owners. To the extent that such classes of investors are invested in the same Fund when a conflict of interest arises that might involve the Fund, one or more such classes of investors could be disadvantaged. The Company currently does not foresee any such disadvantage to owners of variable contracts. Nonetheless, the board of directors of the Company will monitor the Funds for the existence of any irreconcilable material conflicts of interest. If such a conflict affecting owners of variable contracts is determined to exist, then Protective Life will, to the extent reasonably practicable, take such action as is necessary to remedy or eliminate the conflict. If such a conflict occurs, then Protective Life might withdraw its separate accounts' investment in one or more Funds or it may substitute shares of one Fund for another. This might force a Fund to sell its portfolio securities at a disadvantageous price.

DETERMINATION OF NET ASSET VALUE

The Funds calculate net asset value per share ("NAV") as follows:

NAV	=	(Value of Assets of the Fund) - (Liabilities of the Fund) Number of the Fund's Outstanding Shares

The Funds' investments are valued based on market quotations or, if accurate quotations are not readily available, the fair value of the Funds' investments may be determined in good faith under procedures established by the Company's board of directors.

  •
  NAV per share of each Fund is generally calculated by the Fund's administrator on each business day as of the close of regular trading on the New York Stock Exchange (normally 4:00 p.m. New York time). Fund shares are generally not priced on any day the New York Stock Exchange is closed, and the time at which transactions and shares are priced may be changed in case of an emergency or if regular trading on the New York Stock Exchange is stopped at a time other than 4:00 p.m. New York time.

  •
  Shares are purchased and redeemed as of their NAV next calculated after Protective Life or PLAIC receive orders in proper form from variable contract owners.

  •
  The Company reserves the right to change the time of day as of which NAV per share is calculated.

  •
  The Company reserves the right to reprocess purchase, redemption and exchange transactions that were processed at an NAV other than a Fund's official closing NAV that is subsequently adjusted, and to recover amounts from (or distribute amounts to) shareholders accordingly based on the official closing NAV.

  •
  The Company reserves the right to advance the time by which purchase and redemption orders must be received for same business day credit as otherwise permitted by the SEC.

Foreign securities may trade in their local markets on days a Fund is closed. As a result, if a Fund holds foreign securities, its NAV may be impacted on days when its shares are not purchased or redeemed.

In addition, if an event that affects the value of a security occurs after the publication of market quotations used by a Fund to price its securities but before the close of trading on the New York Stock Exchange, the Company in its discretion and consistent with applicable regulatory guidance may determine whether to make an adjustment in light of the nature and significance of the event.

TAXATION

For federal income tax purposes, each Fund will be treated as a separate entity. Each Fund intends to qualify each year as a "regulated investment company" under the Code. By so qualifying, a Fund will not be subject to federal income taxes to the extent that its net investment income and net realized capital gains are distributed to the separate accounts of insurance companies. Further, each Fund intends to meet certain diversification requirements applicable to mutual funds underlying variable insurance products.

The shareholders of the Funds are the separate accounts of Protective Life. Under current law, owners of variable annuity contracts and variable life insurance policies that have invested in a Fund are not subject to federal income tax on Fund distributions or on gains realized upon the sale or redemption of Fund shares until they are withdrawn from the contracts or policies. For information concerning the federal tax consequences to the purchasers of the variable annuity contracts and variable life insurance policies, see the attached prospectus for such contract or policy.

For more information about the tax status of the Funds, see "Taxes" in the SAI.

FINANCIAL HIGHLIGHTS

The following financial highlights tables are intended to help you understand each Fund's financial performance for the past 5 years. The total returns in the tables represent the rate that an investor would have earned (or lost) on an investment in a Fund (assuming reinvestment of all dividends and distributions). This information has been audited by PricewaterhouseCoopers LLP, whose report, along with each Fund's financial statements, are included in the annual report, which is available upon request.

PROTECTIVE INVESTMENT COMPANY
FINANCIAL HIGHLIGHTS
Selected data for a share of capital stock outstanding throughout each period

	Year Ended
Global Income Fund	12/31/02	12/31/01		12/31/00	12/31/99	12/31/98
Net asset value, beginning of period	$10.19	$10.62		$10.48	$10.65	$10.13

Income (loss) from investment operations:
Net investment income	0.37 *	0.39	*(b)	0.46 *	0.50	0.43
Net realized and unrealized gain (loss)	0.24	0.11		0.45	(0.62)	0.63

Total from investment operations	0.61	0.50		0.91	(0.12)	1.06

Less Distributions:
From net investment income	(0.69)	(0.93)		(0.77)	0.00	(0.26)
From net realized gain	0.00	0.00		0.00	(0.05)	(0.28)

Total distributions	(0.69)	(0.93)		(0.77)	(0.05)	(0.54)

Net asset value, end of period	$10.11	$10.19		$10.62	$10.48	$10.65

Total Return (a)	6.31%	4.79%		9.00%	(1.20)%	10.40%
Ratios & Supplemental Data
Net Assets, end of period (000's)	$56,250	$58,262		$62,004	$63,817	$62,763
Ratios to average net assets:
Expenses net of all reductions	1.10%	1.10%		1.10%	1.10%	1.10%
Expenses net of voluntary reimbursements, gross of directed brokerage credits	1.10%	1.10%		1.10%	1.10%	1.10%
Gross expenses	1.43%	1.35%		1.30%	1.29%	1.28%
Net investment income	3.65%	3.64	%(b)	4.38%	4.24%	4.71%
Portfolio Turnover Rate	118%	222%		178%	189%	194%

	Year Ended
International Equity Fund	12/31/02	12/31/01	12/31/00	12/31/99	12/31/98
Net asset value, beginning of period	$9.05	$13.65	$18.68	$14.31	$12.45

Income (loss) from investment operations:
Net investment income (loss)	0.11	0.06	0.08	0.18	(0.02)
Net realized and unrealized gain (loss)	(1.77)	(2.99)	(2.48)	4.48	2.59

Total from investment operations	(1.66)	(2.93)	(2.40)	4.66	2.57

Less Distributions:
From net investment income	(0.11)	(0.08)	(0.24)	(0.05)	(0.01)
From net realized gain	0.00	(1.59)	(2.39)	(0.24)	(0.70)

Total distributions	(0.11)	(1.67)	(2.63)	(0.29)	(0.71)

Net asset value, end of period	$7.28	$9.05	$13.65	$18.68	$14.31

Total Return (a)	(18.39)%	(22.56)%	(14.06)%	33.11%	20.65%
Ratios & Supplemental Data
Net Assets, end of period (000's)	$74,330	$115,850	$186,314	$224,935	$174,985
Ratios to average net assets:
Expenses net of all reductions	1.10%	1.10%	1.10%	1.10%	1.10%
Expenses net of voluntary reimbursements, gross of directed brokerage credits	1.10%	1.10%	1.10%	1.10%	1.10%
Gross expenses	1.51%	1.37%	1.35%	1.33%	1.39%
Net investment income	0.62%	0.54%	0.37%	0.47%	0.37%
Portfolio Turnover Rate	90%	63%	82%	91%	79%

	Year Ended
Capital Growth Fund	12/31/02	12/31/01	12/31/00	12/31/99	12/31/98
Net asset value, beginning of period	$17.32	$22.70	$26.29	$20.87	$15.82

Income (loss) from investment operations:
Net investment income	0.08	0.06	0.06	0.03	0.08
Net realized and unrealized gain (loss)	(4.32)	(3.19)	(1.82)	5.69	5.42

Total from investment operations	(4.24)	(3.13)	(1.76)	5.72	5.50

Less Distributions:
From net investment income	(0.06)	(0.06)	(0.02)	0.00	(0.08)
From net realized gain	0.00	(2.19)	(1.81)	(0.30)	(0.37)

Total distributions	(0.06)	(2.25)	(1.83)	(0.30)	(0.45)

Net asset value, end of period	$13.02	$17.32	$22.70	$26.29	$20.87

Total Return (a)	(24.47)%	(14.43)%	(7.26)%	27.76%	34.76%
Ratios & Supplemental Data
Net Assets, end of period (000's)	$118,605	$190,457	$257,854	$268,155	$155,149
Ratios to average net assets:
Expenses net of all reductions	0.80%	0.80%	0.80%	0.80%	0.80%
Expenses net of voluntary reimbursements, gross of directed brokerage credits	0.80%	0.80%	0.80%	0.80%	0.80%
Gross expenses	0.89%	0.86%	0.86%	0.85%	0.86%
Net investment income	0.42%	0.27%	0.24%	0.12%	0.54%
Portfolio Turnover Rate	8%	15%	33%	38%	28%
	Year Ended
Growth and Income Fund	12/31/02	12/31/01	12/31/00	12/31/99	12/31/98
Net asset value, beginning of period	$12.03	$13.36	$14.72	$14.07	$15.76

Income (loss) from investment operations:
Net investment income	0.21	0.09	0.10	0.22	0.19
Net realized and unrealized gain (loss)	(1.58)	(1.35)	(0.91)	0.62	(0.65)

Total from investment operations	(1.37)	(1.26)	(0.81)	0.84	(0.46)

Less Distributions:
From net investment income	(0.09)	(0.07)	(0.25)	(0.01)	(0.18)
From net realized gain	0.00	0.00	(0.30)	(0.18)	(1.05)

Total distributions	(0.09)	(0.07)	(0.55)	(0.19)	(1.23)

Net asset value, end of period	$10.57	$12.03	$13.36	$14.72	$14.07

Total Return (a)	(11.36)%	(9.46)%	(5.67)%	5.99%	(2.92)%
Ratios & Supplemental Data
Net Assets, end of period (000's)	$151,332	$200,525	$266,416	$346,481	$388,290
Ratios to average net assets:
Expenses net of all reductions	0.80%	0.80%	0.80%	0.80%	0.80%
Expenses net of voluntary reimbursements, gross of directed brokerage credits	0.86%	0.82%	0.80%	0.80%	0.80%
Gross expenses	0.89%	0.87%	0.85%	0.86%	0.85%
Net investment income	1.76%	0.61%	0.42%	1.41%	1.25%
Portfolio Turnover Rate	86%	42%	73%	116%	116%

	Year Ended
CORE U.S. Equity Fund	12/31/02	12/31/01	12/31/00	12/31/99	12/31/98
Net asset value, beginning of period	$16.41	$21.43	$27.14	$22.16	$18.41

Income (loss) from investment operations:
Net investment income	0.11	0.10	0.16	0.11	0.13
Net realized and unrealized gain (loss)	(3.82)	(2.32)	(2.65)	4.97	3.98

Total from investment operations	(3.71)	(2.22)	(2.49)	5.08	4.11

Less Distributions:
From net investment income	(0.10)	(0.17)	(0.11)	0.00	(0.13)
From net realized gain	0.00	(2.63)	(3.11)	(0.10)	(0.23)

Total distributions	(0.10)	(2.80)	(3.22)	(0.10)	(0.36)

Net asset value, end of period	$12.60	$16.41	$21.43	$27.14	$22.16

Total Return (a)	(22.60%	(10.93)%	(10.14)%	23.02%	22.33%
Ratios & Supplemental Data
Net Assets, end of period (000's)	$155,882	$249,888	$323,260	$371,539	$262,994
Ratios to average net assets:
Expenses net of all reductions	0.80%	0.80%	0.80%	0.80%	0.80%
Expenses net of voluntary reimbursements, gross of directed brokerage credits	0.81%	0.80%	0.80%	0.80%	0.80%
Gross expenses	0.89%	0.87%	0.86%	0.85%	0.85%
Net investment income	0.60%	0.47%	0.68%	0.50%	0.71%
Portfolio Turnover Rate	75%	69%	54%	55%	48%
	Year Ended
Small Cap Value Fund	12/31/02	12/31/01	12/31/00	12/31/99	12/31/98
Net asset value, beginning of period	$13.76	$11.42	$8.68	$8.66	$11.73

Income (loss) from investment operations:
Net investment income	0.11	0.17	0.13	0.05	0.05
Net realized and unrealized gain (loss)	(1.03)	2.29	2.67	(0.03)	(1.89)

Total from investment operations	(0.92)	2.46	2.80	0.02	(1.84)

Less Distributions:
From net investment income	(0.15)	(0.12)	(0.06)	0.00	(0.05)
From net realized gain	(1.09)	0.00	0.00	0.00	(1.18)

Total distributions	(1.24)	(0.12)	(0.06)	0.00	(1.23)

Net asset value, end of period	$11.60	$13.76	$11.42	$8.68	$8.66

Total Return (a)-	(6.59)%	21.66%	32.27%	0.24%	(15.32)%
Ratios & Supplemental Data
Net Assets, end of period (000's)	$82,857	$97,298	$89,816	$81,213	$99,791
Ratios to average net assets:
Expenses net of all reductions	0.80%	0.80%	0.80%	0.80%	0.80%
Expenses net of voluntary reimbursements, gross of directed brokerage credits	0.86%	0.86%	0.80%	0.80%	0.80%
Gross expenses	0.94%	0.91%	0.88%	0.90%	0.89%
Net investment income	0.90%	1.25%	1.11%	0.52%	0.45%
Portfolio Turnover Rate	73%	76%	85%	87%	96%

*	Calculated based on average shares outstanding during the period.
(a)	Total return is calculated assuming a purchase of shares at net asset value per share on the last day of the prior fiscal period and a sale at the net asset value per share on the last day of each period reported. Distributions are assumed, for the purposes of this calculation, to be reinvested at the net asset value per share on the respective payment dates of each Fund. Total return would have been lower had Protective Investment Advisors, Inc. not reimbursed certain Fund expenses.
(b)	The fund was required to start amortizing premiums on debt securities. The effect of this change on net investment income per share was a decrease of $0.04 per share. The effect to the ratio of net income to average net assets was a decrease of 0.38%.

ADDITIONAL INFORMATION ABOUT THE FUNDS

For investors who would like more information about the Funds and the Company, the following documents are available without charge upon request.

Statement of Additional Information (SAI)

The SAI contains additional information about all aspects of the Funds. A current SAI has been filed with the Securities and Exchange Commission the ("SEC") and is incorporated herein by reference. For a copy of the SAI, write or call the Company at the address or phone number listed below.

Information about the Funds (including the SAI) also may be reviewed and copied, upon payment of a duplicating fee, at the SEC's Public Reference Room in Washington, D.C. You also can obtain this information, upon payment of a duplicating fee, by writing to the Public Reference Section of the SEC, Washington, D.C. 20549-0102 or by electronic request at the following e-mail address: publicinfo@sec.gov. The SEC also maintains a Web site located at http://www.sec.gov that contains the SAI, material incorporated herein by reference, and other information regarding the Funds. For more information about the operation of the Public Reference Room, please call the SEC at (202) 942-8090.

Annual and Semi-Annual Reports

The Funds' annual and semi-annual reports provide additional information about the Funds' investments. The annual report contains a discussion of the market conditions and investment strategies that significantly affected each Fund's performance during the last fiscal year.

To obtain the SAI or the most recent annual or semi-annual report for the Funds you may write to Protective Investment Company at P.O. Box 10648, Birmingham, AL 35202-0648 or call us at 1-800-456-6330.

CORESM is a service mark of Goldman, Sachs & Co.

Investment Company Act File No. 811-8674

QuickLinks

FUND INVESTMENT OBJECTIVES AND STRATEGIES AND RISK/RETURN SUMMARIES
  PROTECTIVE CORESM U.S. EQUITY FUND
  PROTECTIVE CAPITAL GROWTH FUND
  PROTECTIVE SMALL CAP VALUE FUND
  PROTECTIVE GROWTH AND INCOME FUND
  PROTECTIVE INTERNATIONAL EQUITY FUND
  PROTECTIVE GLOBAL INCOME FUND
FEES AND EXPENSES
PRINCIPAL INVESTMENT SECURITIES AND TECHNIQUES
PRINCIPAL RISKS OF THE FUNDS
ADDITIONAL INFORMATION ON PORTFOLIO RISKS, SECURITIES AND TECHNIQUES
MANAGEMENT OF THE FUNDS
  DIVIDENDS AND CAPITAL GAINS DISTRIBUTIONS
  PURCHASE AND REDEMPTION OF SHARES
  DETERMINATION OF NET ASSET VALUE
  TAXATION
FINANCIAL HIGHLIGHTS
ADDITIONAL INFORMATION ABOUT THE FUNDS